SEQUA 401(K) PLAN

                 As Amended and Restated Through April 27, 2000

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                                TABLE OF CONTENTS
                                -----------------

                                                                        Page No.
                                                                        --------


ARTICLE I: Definitions..........................................................

   1.1.     Account.............................................................
   1.2.     Actual Contribution Percentage or ACP...............................
   1.3.     Actual Deferral Percentage or ADP...................................
   1.4.     Administrative Committee............................................
   1.5.     Affiliated Group....................................................
   1.6.     Annual Addition.....................................................
   1.7.     Annuity Starting Date...............................................
   1.8.     Beneficiary.........................................................
   1.9.     Board...............................................................
   1.10.    Code................................................................
   1.11.    Company.............................................................
   1.12.    Compensation........................................................
   1.13.    Contribution........................................................
   1.14.    Contribution Period.................................................
   1.15.    Disability..........................................................
   1.16.    Effective Date......................................................
   1.17.    Eligible Employee...................................................
   1.18.    Employee............................................................
   1.19.    Employer............................................................
   1.20.    Employment Commencement Date........................................
   1.21.    Entry Date..........................................................
   1.22.    ERISA...............................................................
   1.23.    Highly Compensated Employee.........................................
   1.24.    Hour of Service.....................................................
   1.25.    Investment Fund.....................................................
   1.26.    Limitation Year.....................................................
   1.27.    Nonhighly Compensated Employee......................................
   1.28.    Normal Retirement Age...............................................
   1.29.    Normal Retirement Date..............................................
   1.30.    Participant.........................................................
   1.31.    Participating Employer..............................................
   1.32.    Period of Service...................................................
   1.33.    Period of Severance.................................................
   1.34.    Plan................................................................
   1.35.    Plan Administrator..................................................
   1.36.    Plan Year...........................................................


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   1.37.    Prior Plan..........................................................
   1.38.    Profit Sharing Plan.................................................
   1.39.    Qualified Joint and Survivor Annuity................................
   1.40.    Reemployment Commencement Date......................................
   1.41.    Sequa Common Stock Fund.............................................
   1.42.    Sequa Shares........................................................
   1.43.    Severance Date......................................................
   1.44.    Spouse..............................................................
   1.45.    Trust Agreement.....................................................
   1.46.    Trust Fund or Fund..................................................
   1.47.    Trustee.............................................................
   1.48.    Valuation Date......................................................
   1.49.    Year of Service.....................................................

ARTICLE II: Eligibility to Participate..........................................

   2.1.     Eligibility Requirements............................................
   2.2.     Participation upon Reemployment.....................................
   2.3.     Inactive Participants...............................................
   2.4.     Military Leave......................................................

ARTICLE III: Contributions......................................................

   3.1.     Employer Contributions..............................................
   3.2.     Modifying Levels of Before-Tax Deposits.............................
   3.3.     Maximum Annual Additions............................................
   3.4.     Limitation on Before-Tax Deposits...................................
   3.5.     Actual Deferral Percentage Test.....................................
   3.6.     Actual Contribution Percentage Test.................................
   3.7.     Restriction on Multiple Use of Alternative Limitations..............
   3.8.     Rollovers and Transfers.............................................
   3.9.     Forfeiture of Matching Deposits.....................................

ARTICLE IV: Participant Accounts and Investment Funds...........................

   4.1.     Maintenance of Participant Accounts.................................
   4.2.     Investment Funds....................................................
   4.3.     Sequa Common Stock Fund.............................................
   4.4.     Investment of Contributions.........................................
   4.5.     Transfer of Account Balances Among Investment Funds.................

ARTICLE V: Vesting and Forfeitures..............................................


                                      -ii-


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   5.1.     Nonforfeitable Accounts.............................................
   5.2.     Forfeitable Accounts................................................
   5.3.     Restoration of Forfeitures..........................................
   5.4.     Vesting in Prior Contributions......................................
   5.5.     Partial Distributions or Withdrawals................................

ARTICLE VI: Distributions.......................................................

   6.1.     Events Allowing Distribution........................................
   6.2.     Forms of Distribution...............................................
   6.3.     Amount and Timing of Distributions..................................
   6.4.     Distributions Pursuant to a Qualified Domestic Relations Order......
   6.5.     Life Annuity and Qualified Joint and Survivor Annuity...............
   6.6.     Commencement of Benefits............................................
   6.7.     Methods of Distribution.............................................
   6.8.     Direct Rollover Distributions.......................................

ARTICLE VII: In-Service Withdrawals and Loans...................................

   7.1.     Hardship Withdrawals................................................
   7.2.     Withdrawals After Age 59 1/2........................................
   7.3.     Withdrawals from Supplementary Contribution Account.................
   7.4.     Spousal Consent.....................................................
   7.5.     Loans to Participants...............................................

ARTICLE VIII: Plan Administration...............................................

   8.1.     Plan Administrator..................................................
   8.2.     Administrative Committee............................................
   8.3.     Appointment, Removal or Resignation of Administrative
              Committee Members.................................................
   8.4.     Conduct of Administrative Committee Business........................
   8.5.     Interested Committee Member.........................................
   8.6.     Information Required by Administrative Committee....................
   8.7.     Evidence............................................................
   8.8.     Nondiscrimination...................................................
   8.9.     Claims Procedure....................................................
   8.10.    Request for Review..................................................
   8.11.    Review and Decision.................................................
   8.12.    Freedom from Liability..............................................
   8.13.    Trustee Instructions................................................
   8.14.    Responsibility for Compliance and Reporting.........................


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ARTICLE IX: Amendment and Termination...........................................

   9.1.     Amendment...........................................................
   9.2.     Termination.........................................................
   9.3.     Nonforfeitability on Termination, Partial Termination or
              Discontinuance of Contributions...................................
   9.4.     Allocation and Distribution of Assets on Plan Termination...........

ARTICLE X: General Provisions...................................................

   10.1.    Fiduciaries.........................................................
   10.2.    Non-Alienation......................................................
   10.3.    Facility of Payment.................................................
   10.4.    No Contract.........................................................
   10.5.    Waiver of Notice....................................................
   10.6.    Controlling Law.....................................................
   10.7.    Absence of Guarantee................................................
   10.8.    Missing Persons.....................................................
   10.9.    Non-Diversion.......................................................
   10.10.   Return of Contributions.............................................

ARTICLE XI: Top Heavy Provisions................................................

   11.1.    Determination of Top Heavy..........................................
   11.2.    Minimum Contribution................................................
   11.3.    Impact on Maximum Benefits..........................................

ARTICLE XII: Adoption of the Plan by Other Entities.............................

   12.1.    Adoption of Plan....................................................
   12.2.    Withdrawal from Plan................................................


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         THIS AMENDMENT AND RESTATEMENT (the "Restatement") is made by Sequa
Corporation (the "Company") to the Chromalloy Incentive Savings Plan for Salaried Employees / Sequa Thrift Plan ("CRISP/STP").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the CRISP/STP, and desires to amend and restate the CRISP/STP to consolidate all prior amendments and to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other applicable law, and to rename the CRISP/STP to be known as "Sequa 401(k) Plan;" and

         WHEREAS, the Company may amend the CRISP/STP pursuant to Section 9.01 thereof;

         NOW, THEREFORE, effective as of January 1, 2000, except as otherwise provided or unless an alternative effective date is required by law to retain the tax qualified status of the CRISP/STP, the Company hereby amends and restates the CRISP/STP as set forth below. Furthermore, the CRISP/STP, upon execution of this instrument by a duly authorized officer of the Company, shall be known as the "Sequa 401(k) Plan" (the "Plan"). It is intended that the Plan, as amended from time to time, meet all of the requirements of the Employee Retirement Income Security Act of 1974, as amended, and qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the trust which is part of the Plan remain exempt from tax under Section 501(a) of the Code. The rights and benefits of Participants (as defined below) who are employed on or after the Effective Date (as defined below) of this Restatement shall be determined as provided herein, except as specifically provided or changed by subsequent amendment.

                                   Definitions

                  Unless otherwise provided or required by the context, the following terms and phrases as used in the Plan shall have the meanings as set forth in this Article I. Masculine pronouns used shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

                  Account
                  -------

means a record of each Participant's interest in the Trust Fund to which is credited his share of Contributions and earnings or additions, and charged, as the case may be, with withdrawals, losses and loans, collectively referred to as the "Account" as follows:

                  Basic Contribution Account means an account attributable to a Participant's Basic Contributions, if any;

                  Before-Tax Deposit Account means an account attributable to a Participant's Before-Tax Deposits and a Participating Employer's QMACs and QNECs, if any;

                  Matching Deposit Account means an account attributable to a Participating Employer's Matching Deposits;

                  Profit Sharing Account means an account attributable to a Participating Employer's Profit Sharing Contributions;

                  Rollover Deposit Account means an account attributable to a Participant's Rollover Deposits; and

                  Supplementary Contribution Account means an account attributable to a Participant's Supplementary Contributions.

                  Actual Contribution Percentage or ACP
                  -------------------------------------

means the ratio calculated for each Eligible Employee who has satisfied the eligibility conditions of Article II for a Plan Year by multiplying 100 by (a) and dividing by (b), where:

                  equals the amount of Matching Deposits and any QNECs or QMACs (to the extent permitted to be counted under Treasury Regulations) actually paid to the Plan on behalf of the Eligible Employee for such Plan Year, and


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

                  equals the Eligible Employee's Section 414(s) Compensation for such Plan Year.

                  Actual Deferral Percentage
                  --------------------------

or ADP means the ratio calculated for each Eligible Employee who has satisfied the eligibility conditions of Article II for a Plan Year by multiplying 100 by
(a) and dividing by (b), where:

                  equals the amount of Before-Tax Deposits and any QNECs or QMACs (to the extent permitted to be counted under Treasury Regulations) actually paid to the Plan on behalf of the Eligible Employee during such Plan Year, and equals the Eligible Employee's Section 414(s) Compensation for such Plan Year.

                  Administrative Committee
                  ------------------------

means the Employee Benefit Plans Administrative Committee appointed by the Board in accordance with Section 8.2.

                  Affiliated Group
                  ----------------

of an organization means such organization and all other entities required to be aggregated with such organization under Sections 414(b), (c), (m) or (o) of the Code but only for the period in which such other entity is required to be so aggregated with the organization.

                  Annual Addition
                  ---------------

means the total credited to a Participant's Account for any Limitation Year of:

                  Before-Tax Deposits, Matching Deposits and any Profit Sharing Contributions;

                  Amounts allocated to an individual medical account as described in Section 415(l)(1) of the Code which is part of a pension or annuity plan maintained by the Employer; and

                  Amounts which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as described in
Section 419A(d) of the Code.

                  Annuity Starting Date
                  ---------------------

means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.




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                  Beneficiary
                  -----------

means a person(s) or entity(ies) designated by the Participant to receive benefits payable from the Plan as a result of the death of the Participant. In the event no Beneficiary is designated, the Beneficiary shall be the Participant's Spouse, if any. If the Participant has no Spouse at the time of death, or if no other person designated as Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate.

                  Board
                  -----

means the Board of Directors of the Company.

                  Code
                  ----

means the Internal Revenue Code of 1986 as amended from time to time. All references to specific Code sections are deemed to be references to such sections as they may be amended or superseded.

                  Company
                  -------

means Sequa Corporation, a Delaware corporation.


                  Compensation.
                  -------------

                  Plan Compensation. For purposes of determining Contributions to the Plan, and subject to the terms of any Appendix annexed hereto, Compensation means a Participant's base wages, overtime, commissions, bonuses and other remuneration for services required to be reported on a federal Form W-2 for the Participant with respect to the Plan Year. Plan Compensation shall include amounts contributed by a Participating Employer on behalf of a Participant pursuant to a salary reduction agreement which are not includible in the gross income of a Participant under Section 125 or Section 402(e)(3) of the Code, but shall exclude reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, nonqualified deferred compensation, welfare benefits and severance pay paid after the last day of employment.

                  Section 415 Compensation. For the purpose of applying the limitations of Section 415 of the Code, Section 415 Compensation means the Participant's wages, within the meaning of Section 3401(a) of the Code, and all other payments of remuneration to the Participant by the Participating Employer (in the course of the Participating Employer's trade or business) for which the Participating Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Section 415 Compensation shall prior to the Plan Year beginning January 1, 1998 exclude any amount which is contributed by the Participating Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Eligible Employee under Sections 125 and 402(e)(3) of the Code, and for Plan Years beginning on and after January 1, 1998 include such amounts. Section 415 Compensation shall exclude amounts paid by the Participating Employer as reimbursement for moving expenses incurred by the Eligible Employee to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the Eligible Employee under Section 217 of the Code.
Section 415 Compensation shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.



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



                  Section 414(s) Compensation. For the purposes of discrimination testing, Section 414(s) Compensation means Section 415 Compensation, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, amounts contributed to a nonqualified plan of deferred compensation, and welfare benefits. Section 414(s) Compensation shall at all times include any amount which is contributed by the Participating Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Eligible Employee under Sections 125 and 402(e)(3) of the Code.

                  Section 401(a)(17) Limit. For the purposes of paragraphs (a) and (c) of this Section, Compensation for any Plan Year shall not exceed one hundred seventy thousand dollars ($170,000), as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code (the "Section 401(a)(17) Limit"). The cost of living adjustment in effect on January 1 of any calendar year shall apply to any determination period beginning in such calendar year. For this purpose, the "determination period" is any period not exceeding twelve (12) months over which Compensation is determined. If a determination period consists of fewer than twelve (12) months, the Section 401(a)(17) Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

                  Contribution
                  ------------

means an amount contributed to the Plan as follows:

                  Basic Contribution means an amount a Participant contributed to the Stock Purchase Plan or the CRISP/STP, as appropriate from the context, on an after-tax basis prior to September 1, 1984;

                  Before-Tax Deposit means an amount contributed to the Plan by a Participating Employer on behalf of a Participant pursuant to a Compensation deferral agreement;

                  Matching Deposit means an amount contributed to the Plan by a Participating Employer in respect of a Before-Tax Deposit which is made on behalf of a Participant;

                  Profit Sharing Contribution means an amount contributed to a Profit Sharing Plan by a Participating Employer or an amount contributed by Chromalloy Component Services, Inc. pursuant to Appendix D;

                  Qualified Matching Contribution or QMAC means an amount contributed to the Plan by a Participating Employer which (1) may not be distributed to a Participant prior to his attainment of age 59 1/2 or Severance Date, (2) shall be fully vested at all times, and (3) may be considered as a Before-Tax Deposit or Matching Deposit in computing either the Actual Deferral Percentage or Actual Contribution Percentage test. A QMAC shall be credited to a Participant's Before-Tax Deposit Account;

                  Qualified Nonelective Contribution or QNEC means an amount contributed to the Plan by a Participating Employer which (1) may not be distributed to a Participant prior to his attainment of age 59 1/2 or Severance Date, (2) shall be fully vested at all times and (3) may be considered as a Before-Tax Deposit or Matching Deposit in computing either the Actual Deferral Percentage or Actual Contribution Percentage test. A QNEC shall be credited to a Participant's Before-Tax Deposit Account;

                  Rollover Deposit means an amount contributed to the Plan by an Eligible Employee or Participant from another qualified plan or conduit Individual Retirement Account; and

                  Supplementary Contribution means the amount of a Participant's pay which the Participant voluntarily contributed to the Stock Purchase Plan or the CRISP/STP, as appropriate from the context, on an after-tax basis as a supplement to his pre-tax deferrals. Supplementary Contribution also means those pre-tax deferrals to any such plan which were deemed Supplementary Contributions.

                  Contribution Period
                  -------------------

means the payroll period with respect to which the contributions described in
Section 3.1 are made on behalf of any Participant.

                  Disability
                  ----------

means that the Participant has applied for and is receiving disability insurance benefits under the federal Social Security Act or under an Employer sponsored long term disability plan.

                  Effective Date
                  --------------

means January 1, 2000 except as otherwise expressly provided and unless an alternative effective date is required to retain the tax qualified status of the Plan.

                  Eligible Employee
                  -----------------

means each Employee of a Participating Employer other than:

                  an Employee who is included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and one or more Participating Employers;

                  a nonresident alien (within the meaning of Code Section 7701(b)(1)(B)) while not receiving earned income (within the meaning of Code
Section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));

                  an Employee of a Participating Employer who is a citizen of the United States but a permanent resident of a foreign jurisdiction; or

                  any leased employee within the meaning of Section 414(n) of the Code.

                  Employee
                  --------

means any person who is employed by an Employer and whose remuneration is paid out of a United States payroll as opposed to accounts payable, including leased employees within the meaning of Section 414(n) of the Code, but excluding a person who is an independent contractor or a consultant on the books and records of the Employer. The Administrative Committee may deem an individual to be an independent contractor or consultant for purposes of the Plan notwithstanding any determination by a governmental agency or instrumentality to the contrary.

                  Employer
                  --------

means the Company, the Participating Employers and any other member of their respective Affiliated Groups.

                  Employment Commencement Date
                  ----------------------------

means the first day for which the Employee is entitled to be credited with an Hour of Service.

                  Entry Date
                  ----------

means the first day of each payroll period.

                  ERISA
                  -----

means the Employee Retirement Income Security Act of 1974, as amended from time to time. All references to specific sections of ERISA are deemed to be references to such sections as they may be amended or superseded.

                  Highly Compensated Employee
                  ---------------------------

includes a Highly Compensated Active Employee and a Highly Compensated Former Employee, as further defined below:

                  Highly Compensated Active Employee: A Highly Compensated Active Employee is any Eligible Employee who:

                    was a 5% owner (as defined in Code Section 416) of the
               Employer at any time during the Determination Year or the Look-Back Year; or

                    during the Look-Back Year (A) received Section 414(s)
               Compensation from the Employer in excess of the amount set forth under Code Section 414(q)(1)(B)(i), as such amount may be adjusted for inflation by the Secretary of the Treasury ($85,000 for Look-Back Year 2000), and (B) if the Company elects, was in the Top-Paid Group.

                  Highly Compensated Former Employee. A Highly Compensated Former Employee includes a former Employee who was a Highly Compensated Employee upon separation from service or who was a Highly Compensated Employee at any time after attaining age 55.

               For purposes of this Section:

                    the term "Determination Year" means the Plan Year for which the determination as to who is a Highly Compensated Employee is being made;

                    the term "Look-Back Year" means the 12 month period
               immediately preceding the Determination Year, or if the Company elects, the Determination Year; and

                    the term "Top-Paid Group" means the top 20% of Employees of the Employer ranked on the basis of their Section 414(s) Compensation for a Plan Year.

                  Notwithstanding anything herein to the contrary, this Section shall be effective for Plan Years beginning on or after January 1, 1997.

                  Hour of Service
                  ---------------

means each hour for which:

                  an Employee is paid or entitled to payment for the performance of duties for the Employer;

                  an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) to the extent such hour must be credited under Department of Labor Regulation Section 2530.200b-2(a)(1); or

                  back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

Solely to the extent required by law, an Employee who is absent from employment because of a leave of absence under the Family and Medical Leave Act of 1993 shall receive credit for Hours of Service for eligibility and vesting purposes and shall be deemed not to be absent from employment for no more than twelve
(12) weeks during a Plan Year, provided, however, that the same Hours of Service shall not be credited more than once with respect to any period.

                  Investment Fund
                  ---------------

means each of the funds in which Accounts may be invested pursuant to Section
4.2.

                  Limitation Year
                  ---------------

means calendar year, unless the Company elects a different twelve (12) consecutive month period as provided by Treasury Regulation Section 1.415-2(b).

                  Nonhighly Compensated Employee
                  ------------------------------

means any Eligible Employee who is not a Highly Compensated Employee.

                  Normal Retirement Age
                  ---------------------

means the Participant's 65th birthday.

                  Normal Retirement Date
                  ----------------------

means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

                  Participant
                  -----------

means an Eligible Employee who satisfies the eligibility requirements under
Section 2.1, who either elects to have Before-Tax Deposits contributed on his behalf by a Participating Employer, or has a Profit Sharing Contribution allocated to his Profit Sharing Account, and continues to have an Account balance under the Plan. The term "Participant" shall include an Active Participant and an Inactive Participant, as further defined below:

                  Active Participant
                  ------------------

means a Participant who is actively having Contributions credited to an Account under the Plan.

                  Inactive Participant
                  --------------------

means a Participant who ceases to be an Eligible Employee or ceases to have Before-Tax Deposits contributed to the Plan on his behalf by a Participating Employer, but in respect of whom an Account balance is maintained under the Plan.

                  Participating Employer
                  ----------------------

means the Company and any other member of its Affiliated Group or other entity which, with the approval of the Board, and subject to such conditions as the Board may impose, adopts this Plan for all or a portion of its Eligible Employees.

                  Period of Service
                  -----------------

means, subject to the service spanning rules set forth in paragraphs (a) and (b) below, a period commencing on the later of the date the Employee attains age 18 and the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance Date. Unless otherwise specified, a Period of Service shall be credited for employment with an Employer, and with the approval of the Board, may be credited for employment with an Employer prior to the time it became an Employer. Except as otherwise provided by resolution of the Board or by an applicable Appendix, Service of an Employee shall include employment recognized by a predecessor employer's plan that is merged into the Plan, subject to (a) and (b) below, provided that the Employee was employed by such predecessor employer on the date of the merger with or acquisition by a Participating Employer and continued in the employ of a Participating Employer after such date. Predecessor employer means any company, facility, trade or business whose assets or stock are acquired by a Participating Employer.

                  If an Employee severs from service due to a quit, discharge, or retirement and then performs an Hour of Service within twelve (12) months of the Severance Date, the Period of Severance shall be treated as a Period of Service.

                  If an Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve (12) months or less (where such absence was for any reason other than a quit, discharge or retirement), and then performs an Hour of Service for the Employer within twelve
(12) months of the date on which the Employee was first absent, the Period of Severance shall be treated as a Period of Service.

                  Period of Severance
                  -------------------

means the period of time commencing on a Severance Date and ending on the date the Employee again performs an Hour of Service.

                  Plan
                  ----

means the Sequa 401(k) Plan (formerly known as the "Chromalloy Incentive Savings Plan for Salaried Employees / Sequa Thrift Plan"), as it may be amended from time to time.

                  Plan Administrator
                  ------------------

means the Company, which is primarily responsible for overseeing operation and administration of the Plan pursuant to Article VIII.

                  Plan Year
                  ---------

means the calendar year.

                  Prior Plan
                  ----------

shall refer to the Plan's predecessor plans as follows. Chromalloy American Corporation ("Chromalloy") established the Chromalloy Stock Purchase and Savings Plan for Salaried Employees effective as of January 1, 1975 (the "Stock Purchase Plan"). Chromalloy amended and restated the Stock Purchase Plan effective as of January 1, 1978. Chromalloy further amended and restated the Stock Purchase Plan effective as of September 1, 1984, and renamed it the Chromalloy Incentive Savings Plan for Salaried Employees ("CRISP"). Chromalloy amended and restated the CRISP effective as of January 1, 1985. The CRISP, as amended and restated, was merged with the Sequa Savings Plan effective as of July 1, 1991. The merged plan was amended and restated effective as of January 1, 1989, and was renamed the Chromalloy Incentive Savings Plan for Salaried Employees / Sequa Thrift Plan ("CRISP/STP") effective as of July 1, 1992. The Company amended the CRISP/STP by First Amendment dated February 1, 1994, Second Amendment dated January 25, 1996, Third Amendment dated August 21, 1997, Fourth Amendment dated December 11, 1997, Fifth Amendment dated November 9, 1998, Sixth Amendment dated February 25, 1999, Seventh Amendment dated July 1, 1999 and Eighth Amendment dated July 1, 1999.

                  Profit Sharing Plan
                  -------------------

means any qualified plan which from time to time is merged into the Plan and which maintains Profit Sharing Accounts. Profit Sharing Plan shall also include the features under the Plan set forth under Appendix D providing for Profit Sharing Contributions by Chromalloy Component Services, Inc. with respect to its hourly Eligible Employees.

                  Qualified Joint and Survivor Annuity
                  ------------------------------------

means an immediate life annuity purchased with the Participant's Account balance with continuing payments for the life of his surviving Spouse equal to 50% of the amount of the payments made to the Participant.

                  Reemployment Commencement Date
                  ------------------------------

means the first date on which the Employee performs an Hour of Service following a Period of Severance which is not required to be treated as a Period of Service.

                  Sequa Common Stock Fund
                  -----------------------

means a unitized Investment Fund which shall invest in Sequa Shares and cash in accordance with Section 4.3.

                  Sequa Shares
                  ------------

means shares of Class A common stock, no par value, of the Company.

                  Severance Date
                  --------------

means the earlier of (a) the date the Employee quits, retires, dies or is discharged from the Employer, or (b) the first anniversary of the first date of a continuous period in which an Employee remains absent from service (with or without Plan Compensation) with the Employer for any reason other than quit, retirement, death or discharge, such as vacation, holiday, sickness, disability, leave of absence or layoff. Provided, however, that in the case of absence from service due to disability, the term "second anniversary" shall be substituted for "first anniversary" in the preceding sentence. Provided further, that an Employee who is on leave from employment because he is on leave granted by the Employer to enable him to serve in the armed forces of the United States shall not incur a Severance Date under this subsection unless he fails to return to active employment with an Employer within the period provided by law for the protection of his re-employment rights.

The Severance Date of an Employee who is absent from employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the need to care for such child for a period beginning immediately following such birth or placement, shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work shall be neither a Period of Service nor a Period of Severance. This rule shall apply only if the Employee furnishes to the Administrative Committee such timely information as it may require to establish that the absence was for the reasons referred to above and the period for which there was such an absence. An Employee who transfers employment between Employers shall not be deemed to have incurred a Severance from Service by virtue of such transfer.

                  Spouse
                  ------

means the person to whom the Participant is legally married on his Annuity Starting Date or, if earlier, on his date of death. For purposes of this Section, the term "legally married" shall exclude any common law marriage and any domestic partnership.

                  Trust Agreement
                  ---------------

means the agreement and any and all amendments and supplements thereto entered into between the Company and the Trustee. The Trust Agreement shall be deemed to be part of this Plan as if all of the terms and provisions were fully set forth herein.

                  Trust Fund or Fund
                  ------------------

means all sums of money, insurance or annuity contracts and all other property including all earnings, appreciation, or additions, held for the exclusive use of Participants and their Beneficiaries, from which benefits provided by this Plan will be paid.

                  Trustee
                  -------

means Vanguard Fiduciary Trust Company or any successor thereto appointed by the Board to administer the Trust Fund.

                  Valuation Date
                  --------------

means, subject to the following, any business day the New York Stock Exchange is open for trading. For the period prior to September 1, 1998, "Valuation Date" means the last day of each calendar month or such other date or dates as may be established by the Administrative Committee to assure proper administration of the Plan. Such special Valuation Date shall be deemed equivalent to a regular Valuation Date.

                  Year of Service
                  ---------------

means a Period of Service of twelve (12) months. Periods of Service which are less than whole years shall be aggregated on the basis that three hundred sixty-five (365) days equal a whole Year of Service.



                           Eligibility to Participate
                           --------------------------

                  Eligibility Requirements.
                  ------------------------

                  Each Eligible Employee who was a Participant in the Plan prior to the Effective Date of this Restatement shall continue to be a Participant, subject to the terms and conditions herein.

                  Each Eligible Employee other than one referred to in paragraph
(a) shall, subject to an applicable Appendix, become eligible to participate in the Plan on the first Entry Date coinciding with or next following the attainment of age twenty-one (21) and completion of a Period of Service of three
(3) calendar months.

                  An Eligible Employee who elects not to participate on the first Entry Date coinciding with or next following the attainment of age twenty-one (21) and completion of a Period of Service of three calendar months may elect to commence participation as of any subsequent Entry Date.

                  An Eligible Employee may commence participation in the Plan following the satisfaction of the eligibility requirements by submitting a completed enrollment form to the Administrative Committee at least five (5) business days prior to the applicable Entry Date. Enrollment forms shall be in writing and signed by the Eligible Employee unless the Administrative Committee approves of an electronic enrollment form. An enrollment form shall include, without limitation, an election to defer Plan Compensation as a Before-Tax Deposit and have it contributed to the Plan, a Beneficiary designation and an investment direction.

                  Participation upon Reemployment.
                  -------------------------------

                  An Eligible Employee who met the eligibility requirements of
Section 2.1 but who separated from service before the next Entry Date and returned to employment with a Participating Employer after such Entry Date but prior to incurring a one-year Period of Severance shall be eligible to participate in the Plan immediately upon such reemployment.

                  A Participant who is reemployed prior to incurring a one-year Period of Severance shall be eligible to participate in the Plan immediately upon performance of an Hour of Service with a Participating Employer. A Participant who has incurred a one-year Period of Severance and who has a nonforfeitable right to benefits derived from Employer Contributions at the time of separation shall be eligible to participate in the Plan immediately upon performance of an Hour of Service with a Participating Employer.

                  A Participant who did not have a nonforfeitable right to benefits derived from Employer Contributions at the time of separation, and whose number of consecutive one-year Periods of Severance equaled or exceeded the greater of five (5) or the aggregate number of Years of Service before such period shall be treated as a new Employee upon reemployment, and any prior service shall not be taken into account for eligibility purposes.

                  Inactive Participants.
                  ----------------------

An Inactive Participant shall continue to be credited with Years of Service for eligibility and vesting purposes until employment with an Employer ceases but shall not be eligible to have Contributions made on his behalf. Except as provided in Section 2.2, an Inactive Participant shall again become a Participant in the Plan upon return to employment with a Participating Employer as an Eligible Employee.

                  Military Leave.
                  ---------------

Notwithstanding anything herein to the contrary, Contributions, benefits and Periods of Service with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code with respect to Employees reemployed by an Employer on or after December 12, 1994.


                                  Contributions
                                  -------------

                  Employer Contributions.
                  -----------------------

Subject to the limitations set forth below, Contributions may be made on behalf of a Participant as follows:

                  Before-Tax Deposits. A Eligible Employee may elect to have his Plan Compensation reduced by a specified percentage indicated on his enrollment application and have such amounts contributed to the Plan as Before-Tax Deposits. Such election shall be expressed in a whole percentage no less than one percent (1%) and no more than twenty percent (20%) of Plan Compensation. Before-Tax Deposits shall be contributed by the Participating Employer to the Trust Fund as soon as practicable after each applicable Contribution Period. Notwithstanding the foregoing, the Administrative Committee may, in its discretion, limit the Before-Tax Deposits of certain or all Highly Compensated Employees, provided that it notifies such affected Employees of the limitation.

                  Matching Deposits. The Participating Employer shall make Matching Deposits in an amount equal to fifty percent (50%) of the Before-Tax Deposits made by the Participant during each Contribution Period. Such Matching Deposits shall not exceed three percent (3%) of the Participant's Plan Compensation received during the Contribution Period. Notwithstanding the foregoing, subject to the discretion of the Board, the amount of Matching Deposits to be made with respect to Before-Tax Deposits may be prospectively increased or decreased at any time by any Participating Employer or any one or more divisions of any Participating Employer with respect to some or all of its Eligible Employees.

                  Profit Sharing Contributions. A Participating Employer may, with the approval of the Board, and pursuant to the terms of an applicable Appendix, make a Profit Sharing Contribution for the benefit of some or all of its Eligible Employees who are Participants. Such Profit Sharing Contributions shall be allocated in accordance with the terms of such Appendix.

                  Deductibility. Matching Deposits shall be contributed to the Trust by the Participating Employer no later than the time prescribed by law for the filing of its federal income tax return for the taxable year in which the Plan Year ends, including extensions thereof. In no event shall the amount of such Matching Deposits exceed the maximum amount permitted to be deducted by the Participating Employer under Section 404 of the Code.

                  Modifying Levels of Before-Tax Deposits.
                  ---------------------------------------

                  Changing Deposit Levels. A Participant may elect to change the level of Before-Tax Deposits to be effective as of any Entry Date provided that he files such election with the Administrative Committee at least five (5) business days prior to such date or by such other date reasonably determined by the Administrative Committee with respect to a particular Participating Employer or division thereof.

                  Suspending Deposits. A Participant may elect to suspend making Before-Tax Deposits at any time. Such election shall be effective as soon as practicable after it is filed with the Administrative Committee. No Matching Deposits shall be made on behalf of a Participant during any period during which Before-Tax Deposits are suspended.

                  Resuming Deposits. A Participant may elect to resume making Before-Tax Deposits effective on any Entry Date after suspending Before-Tax Deposits in accordance with paragraph (b) above by filing an election with the Administrative Committee at least five (5) business days prior to such Entry Date, or by such other date reasonably determined by the Administrative Committee with respect to a particular Participating Employer or division thereof.

                  Maximum Annual Additions.
                  ------------------------

                  The maximum Annual Addition credited for a Limitation Year shall equal the lesser of thirty thousand dollars ($30,000) or twenty-five percent (25%) of the Participant's Section 415 Compensation for such Limitation Year.

                  The following procedures shall apply if, as a result of an allocation of forfeitures, a reasonable error in estimating Plan Compensation or for any other reason permitted by the Internal Revenue Service, the Annual Addition for a Participant exceeds the maximum permitted under Section 3.3(a) as of the end of a Limitation Year:

                           Before-Tax Deposits shall be refunded to the
                  Participant and, to the extent necessary, the Plan will hold the excess Matching Deposits unallocated in a suspense account to reduce future Matching Deposits in the current Plan Year for all other Participants in the Plan, provided that the reallocation does not cause the Annual Additions to such other Participants to exceed such limitations. If the reallocation causes the Annual Additions to such other Participants to exceed the Code Section 415 limit, such reallocation shall be made in a subsequent Plan Year before any other Contributions are allocated to Participants' Accounts in such year.

                           If excess Annual Additions exist after application of
                  subsection (1) and the Participant is covered by the Plan at the end of the Limitation Year, such excess will be credited to a suspense account and used to reduce future Matching Deposits for such Participant in the next Limitation Year and each succeeding Limitation Year, if necessary.

                           If excess Annual Additions exist after application of
                  subsection (1) and the Participant is not covered by the Plan at the end of the Limitation Year, such excess will be credited to a suspense account and used to reduce future Matching Deposits for all Active Participants to the Plan by the Participating Employer in the next Limitation Year and each succeeding Limitation Year, if necessary.

                  Limitation on Before-Tax Deposits.
                  ---------------------------------

                  No Participant shall be permitted in any calendar year to have Before-Tax Deposits made to this Plan, or to any other qualified plan maintained by the Employer, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such calendar year.

                  Return of Excess Deferral Amounts.

                           The Plan will return Before-Tax Deposits which exceed
                  the dollar limitation described in subsection (a) above for a calendar year ("Excess Deferral Amount") to the Participant on whose behalf such Before-Tax Deposits were made, and any income or loss allocable to such Excess Deferral Amounts, no later than April 15th of the year following the calendar year in which such Before-Tax Deposits were made.

                           A Participant seeking the return of an Excess
                  Deferral Amount for the preceding calendar year must submit such request in writing to the Participating Employer no later than March 1. The claim must specify the Participant's Excess Deferral Amount for such year and must be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

                           The income or loss allocable to the Excess Deferral
                  Amount for the preceding calendar year shall be determined using any reasonable method, provided that such method does not violate Section 401(a)(4) of the Code, is consistently applied and is used in allocating income to Participants' Accounts under the Plan.

                  Actual Deferral Percentage Test.
                  -------------------------------

                  The Administrative Committee shall, subject to Section 3.7 below, cause Actual Deferral Percentages to be calculated as of each December 31st for each Eligible Employee who has met the participation requirements set forth in Section 2.1. The average of the Actual Deferral Percentages of the Highly Compensated Employees shall either:

                           not exceed one hundred and twenty-five percent (125%)
                  of the average of Actual Deferral Percentages of all Nonhighly Compensated Employees for the prior Plan Year, or not exceed two hundred percent (200%) of the average
                  of Actual Deferral Percentages of all Nonhighly Compensated Employees for the prior Plan Year, provided that the excess of the average of Actual Deferral Percentages of Highly Compensated Employees over the average of Actual Deferral Percentages of all such Nonhighly Compensated Employees is not greater than two (2) percentage points.

                  If the Administrative Committee finds that neither of the above tests is satisfied, it shall, within one year of the end of the Plan Year during which such failure occurs, make one or more of the following adjustments:

                           reduce the Before-Tax Deposits of the Highly
                  Compensated Employee with the highest amount of Before-Tax Deposits until the Actual Deferral Percentage Test is met, or until such Participant's Before-Tax Deposit is reduced to the same amount as the Participant who is the Highly Compensated Employee with the next highest amount of Before-Tax Deposits for the Plan Year. This process shall be repeated until one of the Actual Deferral Percentage Tests is satisfied. The reduced amounts, which are referred to herein as "Excess Contributions," including any Allocable Income (as defined below) as to such amounts, shall be distributed to each affected Participant no later than the last day of the Plan Year next following the year in which they became Excess Contributions, and/or authorize the use of any accumulated forfeitures as a
                  QNEC or QMAC to the Plan. The Administrative Committee may allocate a QNEC or a QMAC to all Participants other than Highly Compensated Employees or to a select group of Participants who are Nonhighly Compensated Employees, and/or
                           advise one or more Participating Employers that they
                  may elect to contribute a QNEC or QMAC to the Plan to all Participants other than Highly Compensated Employees or to a select group of Participants who are Nonhighly Compensated Employees. Any QNECs or QMACs contributed pursuant to paragraph (2) or this paragraph (3) shall be counted in the computation of the Actual Deferral Percentage test.

                  For purposes of this Section, the term "Allocable Income" shall include allocable income on Excess Contributions for the Plan Year and allocable income on Excess Contributions for the period between the end of the Plan Year and the date of distribution of such Excess Contributions pursuant to Treasury Regulation Section 1.401(k)-l(f)(4).

                  The amount of Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with regulations, by the Excess Deferral Amounts distributed to the Participant pursuant to
Section 3.4.

                  This Section 3.5 shall be effective as of January 1, 1997.

                  Actual Contribution Percentage Test.
                  -----------------------------------

                  The Administrative Committee shall, subject to Section 3.7 below, cause Actual Contribution Percentages to be calculated as of each December 31st for each Eligible Employee who has met the participation requirements set forth in Section 2.1. The average of the Actual Contribution Percentages of the Highly Compensated Employees shall either:

                           not exceed one hundred and twenty-five percent (125%)
                  of the average of Actual Contribution Percentages of all Nonhighly Compensated Employees for the prior Plan Year, or not exceed two hundred percent (200%) of the average
                  of Actual Contribution Percentages of all Nonhighly Compensated Employees for the prior Plan Year, provided that the excess of the average of Actual Contribution Percentages of Highly Compensated Employees over the average of Actual Contribution Percentages of all Nonhighly Compensated Employees is not greater than two (2) percentage points.

                  If the Actual Contribution Percentage test is not satisfied, the Administrative Committee may, within one year of the end of the Plan Year, make one or more of the following adjustments:

                           reduce the Matching Deposits of the Highly
                  Compensated Employee with the highest amount of Matching Deposits until the Actual Contribution Percentage Test is met, or until such Participant's Matching Deposits are reduced to the same amount as the Participant who is the Highly Compensated Employee with the next highest amount of Matching Deposits for the Plan Year. This process shall be repeated until one of the Actual Contribution Percentage Tests is satisfied. The reduced amounts, which are referred to herein as "Excess Aggregate Contributions," including any Allocable Income (as defined below) as to such amounts, shall be forfeited and used to reduce future Matching Contributions. Excess Aggregate Contributions shall be forfeited no later than the last day of the Plan Year next following the year in which they became Excess Aggregate Contributions, and/or authorize the use of any accumulated forfeitures as a
                  QNEC or a QMAC to the Plan. The Administrative Committee may, in its discretion, allocate a QNEC or a QMAC to all Participants other than Highly Compensated Employees or to a select group of Participants who are Nonhighly Compensated Employees, and/or

                           advise one or more Participating Employers that they
                  may elect to contribute a QNEC or QMAC to the Plan to all Participants other than Highly Compensated Employees or to a select group of Participants who are Nonhighly Compensated Employees. Any QNECs or QMACs contributed pursuant to paragraph (2) or this paragraph (3) shall be counted in the computation of the Actual Contribution Percentage test.

                  For purposes of this Section, the term "Allocable Income" shall include allocable income on Excess Aggregate Contributions for the Plan Year and allocable income on Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution of such Excess Aggregate Contributions pursuant to Treasury Regulation Section 1.401(m)-l(e)(3).

                  Amounts forfeited by Highly Compensated Employees under this
Section 3.6 shall be treated as Annual Additions under Section 3.3 and applied to reduce future Matching Deposits, QNECs or QMACs.

                  This Section 3.6 shall be effective as of January 1, 1997.

                  Restriction on Multiple Use of Alternative Limitations.
                  ------------------------------------------------------

                  For any Plan Year in no event shall the sum of the average of the Actual Deferral Percentages and the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees exceed the greater of the amount determined under (1) and (2):

                           the sum of:

                                    1.25    times the greater of the average of
                                            Actual Deferral Percentages or the
                                            average of Actual Contribution
                                            Percentages for Participants who are
                                            Nonhighly Compensated Employees for
                                            the prior Plan Year; and

                                    2       percentage points plus the lesser of
                                            the average of Actual Deferral
                                            Percentages or Actual Contribution
                                            Percentages for Participants who are
                                            Nonhighly Compensated Employees for
                                            the prior Plan Year, which amount
                                            may not exceed twice the lesser of
                                            the average of Actual Deferral
                                            Percentages or the average of Actual
                                            Contribution Percentages for
                                            Participants who are Nonhighly
                                            Compensated Employees for the prior
                                            Plan Year; or

                           the sum of:

                                    1.25    times the lesser of the average of
                                            Actual Deferral Percentages or the
                                            average of Actual Contribution
                                            Percentages for Participants who are
                                            Nonhighly Compensated Employees for
                                            the prior Plan Year; and

                                    2       percentage points plus the greater
                                            of the average of Actual Deferral
                                            Percentages or Actual Contribution
                                            Percentages for Participants who are
                                            Nonhighly Compensated Employees for
                                            the prior Plan Year, which amount
                                            may not exceed twice the greater of
                                            the average of Actual Deferral
                                            Percentages or the average of Actual
                                            Contribution Percentages for
                                            Participants who are Nonhighly
                                            Compensated Employees for the prior
                                            Plan Year.

                  This Section 3.7 shall be effective as of January 1, 1997.

                  Rollovers and Transfers.
                  -----------------------

                  An Eligible Employee, regardless of whether he has satisfied the eligibility requirements of Article II, who has received a distribution from a plan which meets the requirements of Section 401(a) of the Code may, in accordance with procedures established by the Administrative Committee, transfer the distribution to the Trust Fund, provided the following conditions are met:

                    the distribution qualifies for rollover pursuant to Section
               402(c)(4) of the Code;

                    the transfer occurs on or before the sixtieth (60th) day
               following the Eligible Employee's receipt of the distribution from the other plan, or, if such distribution had previously been transferred into an individual retirement account or individual retirement annuity described in Section 408 of the Code, on or before the sixtieth (60th) day following the Employee's receipt of the distribution from such account or annuity;

                    the amount transferred does not exceed the fair market value of all the property the Eligible Employee receives in the distribution, reduced by any Employee after-tax contributions (other than accumulated deductible employee contributions within the meaning of Section 72(o)(5) of the Code); and

                    the Eligible Employee provides the Administrative Committee with whatever information is necessary to determine that the proposed rollover will meet the requirements of this Section.

                  The Administrative Committee, on direction of the Board, may permit the direct transfer of amounts from another plan to this Plan, provided the Administrative Committee is satisfied that the transferor plan and trust are qualified under Sections 401(a) and 501(a) of the Code and that transfer of such amounts to the Plan will not jeopardize the qualified status of the Plan and Trust under such Code sections.

                  Amounts which are rolled over into the Plan shall be allocated to the Eligible Employee's Rollover Deposit Account.

                  If the Administrative Committee reasonably concludes that a contribution by an Eligible Employee qualifies as an eligible rollover contribution in accordance with paragraph (a) or (b) above, permits transfer of such contribution to the Plan and later determines that the contribution was not an eligible rollover contribution, the amount of the invalid rollover contribution, plus any earnings attributable thereto, may be distributed to the Eligible Employee within a reasonable time after such determination.

                  Amounts directly transferred into the Plan which are not distributed to the Eligible Employee in accordance with paragraph (d) and which do not qualify for rollover pursuant to Section 402(c)(4) of the Code shall be allocated to the Participant Account which corresponds to the type of contribution transferred.

                  Forfeiture of Matching Deposits.
                  --------------------------------

Notwithstanding any other provision of the Plan, in the event a Participant receives a distribution of Excess Deferral Amounts pursuant to Section 3.4 or a distribution of Excess Contributions pursuant to Sections 3.5 or 3.7, any Matching Deposit which relates to such Excess Deferral Amounts or Excess Contributions shall be forfeited and applied in accordance with Section 5.2.

                    Participant Accounts and Investment Funds
                    -----------------------------------------

                  Maintenance of Participant Accounts.
                  -----------------------------------

                  The Administrative Committee shall cause a separate Account to be maintained with respect to each Participant in such a manner as to show separately the portion thereof that is attributable to Basic Contributions, Before-Tax Deposits, Matching Deposits, Profit Sharing Contributions, Rollover Deposits, Supplementary Contributions and such other contributions that may be made from time to time, and to identify the investment gains or losses attributable to each such category of contributions.

                  Each Valuation Date, the value of each Participant Account shall be adjusted to reflect the effect on each sub-account of any change in the value of each Investment Fund from the last Valuation Date, as well as the effect of any deposits, withdrawals, distributions or other transactions occurring since the last Valuation Date.

                  All routine Plan administrative expenses for such services as Account record keeping, required audits, legal services, governmental filings and selection of investment contracts performed by third-party service providers shall be charged against Plan investment earnings unless and to the extent the Company pays for them. Expenses incurred in connection with the sale, holding, disposition, investment or reinvestment of a Participant's Account, including but not limited to brokerage fees, commissions, insurance charges, governmental charges and transfer and other taxes, shall be paid by the Plan and charged to the Account of such Participant.

                  Investment Funds.
                  ----------------

                  The Administrative Committee shall determine what Investment Fund options to offer under the Plan and may, from time to time, remove, add to, replace or change the Investment Fund options offered hereunder. The Administrative Committee may also, from time to time, limit the dollar or percentage amount a Participant may invest in any Investment Fund, the type of Contribution that may be invested in any Investment Fund or the timing or frequency of directions for the investment of any Account in any Investment Fund, or impose such other limitations or restrictions with respect to the Investment Funds as it deems necessary or appropriate. A list of Investment Funds shall be annexed hereto as Appendix A. Such Appendix shall be updated from time to time by the Administrative Committee.

                  The Administrative Committee shall cause the Trustee to perform a valuation of each Investment Fund as of each Valuation Date to determine the value of each Investment Fund and to reconcile the Investment Funds from the prior Valuation Date. Such valuation shall recognize any appreciation or depreciation in the fair market value of all securities or other property held by each respective Investment Fund, and any cash and accrued earnings, and shall take into account any accrued expenses and proper charges against the Investment Fund as of such Valuation Date.

                  Participants and alternate payees shall assume full responsibility for the investment performance of monies invested in accordance with their direction, as provided under Section 404(c) of ERISA.

                  Sequa Common Stock Fund.
                  -----------------------

                  The Sequa Common Stock Fund may from time to time acquire, hold and dispose of Sequa Shares and cash for the Sequa Common Stock Fund in accordance with the directions of Participants. The Trustee shall take reasonable efforts to retain approximately 0.5% of the total value of such fund as of any Valuation Date in cash, with an understanding that such amount shall not exceed 2%. Cash held by the Sequa Common Stock Fund shall be invested in a money market fund or in such other manner as the Administrative Committee may from time to time approve.

                  The Sequa Common Stock Fund shall, to the extent possible, regardless of market fluctuations, purchase, retain and sell Sequa Shares only to permit distributions and transfers from and investments in the Sequa Common Stock Fund. The Sequa Shares and cash held by the Plan for the Sequa Common Stock Fund shall be allocated to the Account of each Participant in proportion to such Participant's investment in the Sequa Common Stock Fund. Dividends and other distributions (if any) received by the Plan with respect to Sequa Shares held for the Sequa Common Stock Fund shall be reinvested in the Sequa Common Stock Fund by the Trustee.

                  All voting, tender and similar rights appurtenant to Sequa Shares allocated to a Participant's Account shall be passed through to the Participant. The Participant shall direct the Trustee as to the exercise of such rights and, upon timely receipt of a valid direction, the Trustee shall exercise such rights as directed by the Participant in accordance with the Trust Agreement, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA. In the absence of a timely and valid affirmative exercise of voting rights by a Participant, Sequa Shares allocated to a Participant's Account will be voted in the same proportions as Sequa Shares for which the Trustee has received timely and valid instructions from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA. With respect to the exercise of all other rights appurtenant to Sequa Shares allocated to a Participant's Account, including tender offer rights, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such shares shall be deemed to have directed the Trustee not to sell, offer to sell, exchange, dispose of or take any other affirmative action with respect to such shares, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA.

                  Procedures shall be established and maintained to ensure the confidentiality of all information regarding a Participant's investment in the Sequa Common Stock Fund, including but not limited to the Participant's exercise of voting, tender and similar rights appurtenant to Sequa Shares allocated to his Account, except to the extent necessary to comply with federal law or state law not preempted by ERISA. The Administrative Committee is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the Administrative Committee determines that a particular situation exists which involves a potential for undue influence by a Participating Employer upon Participants and Beneficiaries with respect to the exercise of rights appurtenant to Sequa Shares held in the Sequa Common Stock Fund, the Administrative Committee shall designate an independent fiduciary, who shall not be a director, officer, employee or affiliate of an Employer, to assume responsibility for all activities under this
Section 4.3(d).

                  Notwithstanding anything contained herein to the contrary, all investments in the Sequa Common Stock Fund by Participants shall comply with the requirements of Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. 78p and accompanying rules issued by the Securities and Exchange Commission. In addition, Participants are bound by and shall at all times comply with the insider trading policies of the Company with respect to all investment decisions concerning the Sequa Common Stock Fund.

                  Investment by Participants and Beneficiaries in the Sequa Common Stock Fund shall at all times be subject to such additional restrictions and administrative procedures as may from time to time be imposed by the Administrative Committee.

                  Investment of Contributions.
                  ---------------------------

                  A Participant may direct that any Contributions made to his Account be allocated to one or more of the Investment Funds selected by the Administrative Committee in accordance with Section 4.2(a) in multiples of one percent (1%) by completing a form prescribed by the Administrative Committee, or by means of a telephonic voice response system or internet link maintained by the Plan record keeper and in accordance with instructions supplied by the Plan record keeper. Such direction shall continue in effect until such time as the Participant requests a different allocation.

                  Participants shall give their investment direction changes to the Plan record keeper in writing or by means of a telephonic voice response system or internet link maintained by the Plan record keeper and in accordance with instructions supplied by the Plan record keeper. Subject to paragraph (c) below, elections received by 4:00 p.m. E.T., or such other time as may be determined by the Administrative Committee in its sole discretion, shall be effective on the same business day. Elections received after 4:00 p.m. E.T. (or such other time) shall be effective as of the following business day.

                  The unit price applicable to Participant investments in and distributions or transfers from the Sequa Common Stock Fund shall be determined in such manner as the Trustee shall from time to time determine.

                  If a Participant fails to designate any Investment Fund, his Contributions shall be deposited in the Vanguard Federal Money Market Fund or such other fund designated by the Administrative Committee.

                  Transfer of Account Balances Among Investment Funds.
                  ---------------------------------------------------

                  A Participant may elect, at any time, to transfer amounts attributable to his Account among Investment Funds in increments of one percent (1%) or one dollar.

                  The timing, volume and frequency of transfers among Investment Fund options may be restricted by the Administrative Committee in its sole discretion.

                  Direct transfers from the Vanguard Retirement Savings Trust Fund to the Vanguard Federal Money Market Fund shall not be allowed.

                  Participants shall be permitted to initiate transfers among Investment Funds with respect to their Accounts by utilizing the telephonic voice response system or internet link made available by the Plan record keeper. Subject to paragraph (e) below, elections received by 4:00 p.m. E.T., or such other time as may be determined by the Administrative Committee in its sole discretion, shall be effective on the same business day. Elections received after 4:00 p.m. E.T. (or such other time) shall be effective as of the following business day.

                  The unit price applicable to Participant transfers to and from the Sequa Common Stock Fund shall be determined in such manner as the Trustee shall from time to time determine.



                             Vesting and Forfeitures
                             -----------------------

                  Nonforfeitable Accounts.
                  ------------------------

A Participant shall be vested in and have a nonforfeitable right to the value of his entire Basic Contribution Account, Before-Tax Deposit Account, Rollover Deposit Account and Supplementary Contribution Account.

                  Forfeitable Accounts.
                  --------------------

                  Subject to an Appendix, a Participant's Matching Deposit Account and Profit Sharing Account shall be divided into the portion to which the Participant has a vested and nonforfeitable right and the portion to which he has not acquired a vested and nonforfeitable right. The portion of the Matching Deposit Account and Profit Sharing Account to which a Participant has a vested and nonforfeitable right shall be determined by multiplying the entire value of his Matching Deposit Account and Profit Sharing Account by a Vesting Percentage. The Vesting Percentage shall be determined in accordance with the following schedule:

         Completed Years of             Vesting Percentage Applicable to
               Service                Matching Deposit Account and Profit
                                                Sharing Account
        ----------------------       ---------------------------------------
                  0                  0%
                  1                  20%
                  2                  40%
                  3                  60%
                  4                  80%
              5 or more              100%

                  In addition, a Participant shall be fully vested in his Matching Deposit Account and Profit Sharing Account upon his death, Disability, attainment of Normal Retirement Age, if such event occurs while he is employed by an Employer, or upon termination of the Plan or occurrence of such other event described in Section 9.3, if such event occurs prior to the time the Participant has incurred a forfeiture.

                  If a Participant separates from service prior to acquiring a nonforfeitable right to the entire value of his Matching Deposit Account or Profit Sharing Account, the nonvested portion of such Accounts shall be forfeited upon the earlier to occur of (1) or (2) below where:

                    is the date on which the Participant receives full payment of his vested Account, and

                    is the date on which the Participant incurs five (5)
               consecutive one-year Periods of Severance.

Such forfeitures shall, in the discretion of the Administrative Committee, be used to reduce subsequent Employer Contributions used to fund Matching Deposits, QNECs, QMACs or Profit Sharing Contributions.

                  Restoration of Forfeitures.
                  ---------------------------

If a Participant whose Matching Deposit Account or Profit Sharing Account has been forfeited under Section 5.2 is reemployed by a Participating Employer prior to incurring five (5) consecutive one-year Periods of Severance, the dollar amount forfeited shall be restored to the Participant's Matching Deposit Account or Profit Sharing Account, as the case may be, if he repays the full amount of any distribution received upon separation from service before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Participating Employer or the close of the first period of five (5) consecutive one-year Periods of Severance commencing on the date of the distribution. The funds for such restoration shall be taken from any available forfeited amounts at the time the Participant repays the distribution, or if such forfeited amounts are insufficient to provide the restoration, shall be provided by the Participating Employer that most recently employs the Participant.

                  Vesting in Prior Contributions.
                  -------------------------------

If a Participant returns to employment with a Participating Employer after incurring five (5) consecutive one-year Periods of Severance, his Years of Service subsequent to such five (5) year period shall not be taken into account for purposes of determining the Vesting Percentage applicable to Matching Deposits or Profit Sharing Contributions which accrued before such five (5) year period.

                  Partial Distributions or Withdrawals.
                  -------------------------------------

A Participant whose Vesting Percentage is less than one hundred percent (100%) and who:

                  has received an in-service withdrawal of any portion of his Matching Deposit Account or Profit Sharing Account pursuant to Article VII, or has received a distribution under Article VI and has not repaid the amount of his distribution as provided under Section 5.3,

shall have the vested portion of his Matching Deposit Account or Profit Sharing Account, as the case may be, computed by the formula P (A + D) - D, where "P" equals the Vesting Percentage at the relevant time, "A" equals the Matching Deposit Account or Profit Sharing Account balance at the relevant time, and "D" equals the amount of the previous withdrawal or unrepaid distribution.



                                  Distributions
                                  -------------

                  Events Allowing Distribution.
                  ----------------------------

                  A Participant (or his Beneficiary(ies) as the case may be), shall be eligible to receive a distribution of his vested Account balance upon retirement from the Employer, death, separation from service from all Employers, or termination of this Plan without establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. A Participant shall also be eligible to receive a distribution of his vested Account balance upon disposition by his Participating Employer of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Participating Employer in a trade or business or upon the disposition by such Participating Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only if the Participant continues employment with the corporation acquiring such assets or with such subsidiary, as the case may be, and only if the acquiring entity is not an Employer. Distributions shall be payable as provided in Sections 6.2 and 6.3.

                  Notwithstanding the foregoing, a Participant shall not receive a distribution on account of a separation from service if he returns to employment with a Participating Employer prior to receiving such distribution.

                  Forms of Distribution.
                  ---------------------

                  Subject to paragraphs (b) and (c), any applicable Appendix and the conditions and limitations set forth in any other provisions of the Plan, distributions to or with respect to a Participant shall be made in one single sum in cash, which shall be the normal form of payment. All amounts payable in cash under this Article VI shall be paid by check or by such electronic transfer method as may be acceptable to the Trustee. A Participant may, in lieu of the normal form of payment, elect to have his Account paid in the form of a life annuity; provided, however, that the benefits of a married Participant who elects an annuity shall be paid in the form of a Qualified Joint and Survivor Annuity in accordance with Section 6.5 unless the Participant waives such annuity in accordance with Section 6.5.

                  A Participant who elects the normal form of payment and who holds the equivalent of no more than a total of 99 Sequa Shares in the Sequa Common Stock Fund on the date he elects to receive a distribution pursuant to
Section 6.1 shall have the option of receiving his distribution from such Investment Fund in cash or in kind. Such Participant may elect in the manner prescribed by the Administrative Committee to receive the value of his Account which is invested in the Sequa Common Stock Fund in cash or in kind. If the Participant elects to receive his Sequa Common Stock Fund accumulation in Sequa Shares, the value of any fractional Sequa Shares and any cash shall be paid in cash. The distribution of any other amounts hereunder shall be paid in cash. Notwithstanding the foregoing, no part of the benefits payable to a Participant whose Account is invested in whole or in part in the Sequa Common Stock Fund on the date he elects to receive a distribution and who elects to have his Account paid in either the life annuity or Qualified Joint and Survivor Annuity form of payment may be paid in kind.

                  A Participant who elects the normal form of payment and who holds the equivalent of more than 99 Sequa Shares in the Sequa Common Stock Fund on the date he elects to receive a distribution pursuant to Section 6.1 must receive his distribution from such Investment Fund entirely in full Sequa Shares, to the extent possible; the value of any fractional Sequa Shares and cash shall be paid in cash. The distribution of any other amounts hereunder shall be paid in cash. Notwithstanding the foregoing, no part of the benefits payable to a Participant whose Account is invested in whole or in part in the Sequa Common Stock Fund on the date he elects to receive a distribution and who elects to have his Account paid in either the life annuity or Qualified Joint and Survivor Annuity form of payment may be paid in kind.

                  Notwithstanding anything in this Plan to the contrary, if a Participant dies while legally married prior to the distribution of his Account, the value of such Account as determined under 6.3 below but reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant shall be distributed by payment in a single cash sum to the Participant's surviving Spouse unless the Participant and his surviving Spouse had made a "Qualified Election" prior to his death. If a Qualified Election had been made, payment shall be made in a single sum to or for the benefit of a non-Spouse Beneficiary or Beneficiaries.

                           Qualified Election means an election made by the
                  Participant that the balance of his Account will be distributed in full to a Beneficiary(ies) other than the surviving Spouse, where the Participant's Spouse consents in
                                            writing to such election and to the
                                            designation of the non-Spouse
                                            Beneficiary and acknowledges the
                                            effect of such election on forms
                                            provided by and filed with the
                                            Administrative Committee and
                                            witnessed by a Plan representative
                                            or a notary public; or

                                    it is established that the Participant
                                            has no Spouse or that such Spouse
                                            cannot be located, or under such
                                            other circumstances as may be
                                            provided by the Code or applicable
                                            regulations thereunder.

                           Any Qualified Election consented to by a Spouse
                  pursuant to this paragraph shall be irrevocable and shall be effective only with respect to such Spouse. Any election may be revoked at any time by the Participant, but the designated Beneficiary may not be changed by the Participant without consent of the Participant's Spouse in accordance with this paragraph.

                  Amount and Timing of Distributions.
                  ----------------------------------

                  A Participant eligible to receive a distribution in accordance with Section 6.1 shall receive the value of his vested Account balance as of the Valuation Date on which authorized distribution directions are received by the Trustee, provided that distribution instructions received after 4:00 p.m. E.T. (or such other time as may be determined by the Administrative Committee in its sole discretion) shall be deemed to have been received on the following Valuation Date. Such distribution shall be made available to the Participant in a form described in Section 6.2 above, not later than six months after the close of the Plan Year in which the events described in Section 6.1 occurred. Any distribution to a Participant's Beneficiary shall commence not later than six
(6) months after the close of the Plan Year in which the events described in
Section 6.1 occurred. If the Participant's vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Account.

                  Notwithstanding anything in this Article to the contrary, if the value of the Participant's vested Account balance is greater than five thousand dollars ($5,000) at the time of distribution (three thousand five hundred dollars ($3,500) with respect to Participants who retire, die or separate from service from all Employers on or before May 31, 2000), no distribution shall be made prior to the Participant's Normal Retirement Date without the consent of the Participant. In the event the Participant does not consent to such distribution, the Administrative Committee shall distribute the Participant's vested Account balance in accordance with this Article VI following the earlier of the last day of the Plan Year in which the Participant attains his Normal Retirement Age or dies. If the value of the Participant's vested Account balance is equal to or less than five thousand dollars ($5,000) at the time of distribution (three thousand five hundred dollars ($3,500) with respect to Participants who retire, die or separate from service from all Employers on or before May 31, 2000), a distribution of the Participant's Account may be made prior to the Participant's Normal Retirement Date without the consent of the Participant or his Spouse.

         Distributions Pursuant to a Qualified Domestic Relations Order.
         ---------------------------------------------------------------

Distribution of a Participant's Account to an alternate payee under a qualified domestic relations order meeting the requirements of Section 4l4(p) of the Code shall be made in any of the forms of payment permitted by Section 6.2 and may commence prior to the time the Participant would be eligible to receive a distribution under the terms of the Plan. Such distribution shall be subject to the rules set forth in Section 6.3.

                  Life Annuity and Qualified Joint and Survivor Annuity.
                  -----------------------------------------------------

                  This Section shall apply to any Participant who elects to have his Account balance paid as an annuity pursuant to the provisions of Section 6.2.

                  The Account balance of a Participant who elects to have his Account balance paid as an annuity pursuant to the provisions of Section 6.2 and who is not married on his Annuity Starting Date shall be payable in the form of a life annuity. The Account balance of a Participant who elects to have his Account balance paid as an annuity pursuant to the provisions of Section 6.2 and who is married on his Annuity Starting Date shall be payable in the form of a Qualified Joint and Survivor Annuity unless the Participant waives such annuity in accordance with paragraphs (c) through (g) below.

                  No more than ninety (90) days before, or on or within a reasonable time after, the Annuity Starting Date, the Administrative Committee shall provide a married Participant with a written non-technical explanation (the "Benefits Explanation") of: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to waive the Qualified Joint and Survivor Annuity and the effect of such election; the rights of the Participant's Spouse with respect to such election; the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and a general description of the material features and the relative values of the various forms of benefit under the Plan.

                  Subject to paragraph (f) below, a married Participant may, at any time after receiving the Benefits Explanation and up to and including the later of his Annuity Starting Date and the thirtieth (30th) day following the provision of the Benefits Explanation, elect to waive the Qualified Joint and Survivor Annuity with the consent of his Spouse in accordance with paragraph (g) below and to receive payment under the life annuity payment form.

                  A married Participant may revoke his election of the life annuity form under paragraph (d) at any time up to and including the "Revocation Date." The Revocation Date shall be the later of (1) his Annuity Starting Date, and (2) the earlier of (A) the thirtieth day following the date on which the Benefits Explanation is provided, and (B) where the Participant has waived the thirty-day election period in accordance with paragraph (f) below, the seventh day following the date on which the Benefits Explanation is provided. Distribution of a Participant's Account balance may commence at any time after the applicable Revocation Date and before the expiration of 90 days from the date on which the Benefits Explanation was provided.

                  A married Participant may waive his right to the thirty-day election period referred to in paragraph (d) above, and distribution of such Participant's Accrued Benefit may commence on the later of the day after the Annuity Starting Date and the eighth day following the date on which the Benefits Explanation is provided to such Participant, if:

                           the Participant is provided with information that
                  clearly indicates that he has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to the life annuity form of distribution; and

                           the Participant waives such 30-day requirement with
                  the consent of his Spouse in accordance with paragraph (g) below.

                  A Participant who is married at his Annuity Starting Date may waive the Qualified Joint and Survivor Annuity and elect to receive payment under the life annuity payment form only if the Participant's Spouse consents in writing to such waiver. Such consent shall be witnessed by a notary public or Plan representative and filed with the Administrative Committee. No consent is required if it is established to the satisfaction of the Administrative Committee that the Participant does not have a Spouse or that the Spouse cannot be located. Any consent by a Spouse pursuant to this paragraph shall be irrevocable and shall be effective only with respect to such Spouse. Spousal consent must be obtained for any subsequent change in the designated form of benefit or alternate Beneficiary. A married Participant's election to waive the normal form of benefit payment may be revoked without the consent of the Participant's Spouse.

                  In the event a married Participant elects an annuity as his form of payment in accordance with this Section 6.5 and dies prior to his Annuity Starting Date, the Participant's surviving Spouse shall receive an annuity for life purchased with not less than fifty percent (50%) of the Participant's vested Account balance as of the date of death.

                  Commencement of Benefits. Unless the Participant elects otherwise in writing, payment of his Account under the Plan shall commence no later than the sixtieth (60th) day after the close of the Plan Year in which the last of the following occurs:

                  The Participant attains age sixty-five (65);

                  The tenth (10th) anniversary of the Participant's initial participation in the Plan; or

                  The Participant separates from service with all Employers.

                  Methods of Distribution.
                  -----------------------

                  The provisions of this Section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

                  All distributions required under this Section shall be made in accordance with the following requirements and shall otherwise comply with
Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirements of Proposed Treasury Regulation Section 1.401(a)(9)-2.

                  Distribution of Accounts, if not made in a single sum, shall be made over one of the following periods (or a combination thereof): (1) the life of such Participant; (2) the lives of such Participant and a designated Beneficiary; (3) a period not extending beyond the life expectancy of such Participant; or (4) a period not extending beyond the life expectancy of such Participant and a designated Beneficiary.

                  If the distribution of the Participant's interest has begun in accordance with the preceding paragraph and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution used as of his date of death.

                  If the Participant dies before distribution commences, his or her entire interest will be distributed no later than five (5) years after the Participant's death except that:

                           Payments of any portion of such interest to or for
                  the benefit of a Beneficiary may be made over the life or life expectancy of such Beneficiary commencing no later than one year after the Participant's death; and

                           Payments of any portion of such interest to the
                  Participant's surviving Spouse are not required to begin earlier than the date on which the Participant would have attained age seventy and one half (70 1/2), and if the Spouse dies before payments begin, subsequent distributions are not required to begin earlier than the date the Spouse would have attained age seventy and one half (70 1/2).

                  Under Treasury Regulations, any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when the child reaches the age of majority or any other designated event permitted under regulations.

                  For purposes of this Section, any distribution required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as a distribution required under Section 40l(a)(9) of the Code.

                  Direct Rollover Distributions.
                  -----------------------------

                  Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have all or any portion of an Eligible Rollover Distribution to which he is otherwise entitled paid directly to any one Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  Definitions.
                  -----------

                           Eligible Rollover Distribution means any distribution
                  of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; (B) any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (D) any hardship withdrawal under Section 7.1 described in Code
                  Section 401(k)(2)(B)(i)(IV).

                           Eligible Retirement Plan means an individual
                  retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributees' Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

                           Distributee means an Employee or former Employee. In
                  addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

                           Direct Rollover means a payment by the Plan to the
                  Eligible Retirement Plan specified by the Distributee.



                        In-Service Withdrawals and Loans
                        --------------------------------

                  Hardship Withdrawals.
                  --------------------

                  Hardship Defined. A Participant may, while in-service, request in writing or in such electronic medium acceptable to the Administrative Committee to withdraw a single sum from his Account in the event of an "immediate and heavy financial need." Immediate and heavy financial need shall include any of the following occurrences:

                    Unreimbursed medical expenses and amounts necessary to
               obtain medical care for the Participant, the Participant's Spouse and any dependent;

                    Purchase of the Participant's principal residence (but not ongoing mortgage payments);

                    Payment of tuition, related educational fees, and room and board expenses for the immediately forthcoming twelve (12) month period of post-secondary education for the Participant, his Spouse or dependents;

                    Payment to prevent eviction from or foreclosure on a
               Participant's principal residence; and

                    Such other occurrences that are recognized as immediate and heavy needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices and other documents of general application.

For the purposes of this Section, "dependents" shall be those persons considered to be dependents for the purposes of Section 152 of the Code.

                  Availability of Hardship Withdrawals. The Administrative Committee or the Director, Compensation and Benefits of the Company will approve a request for a hardship withdrawal only if each of the following conditions are met:

                           The distribution is not in excess of that which is
                  required to meet the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                           The Participant has obtained all distributions (other
                  than hardship withdrawals) and nontaxable plan loans available from the Plan or from any other qualified and nonqualified plan sponsored by the Employer, but only to the extent that such distributions and nontaxable loans will not increase the amount needed to meet the hardship.

                           The Participant's Before-Tax Deposits to the Plan are
                  suspended for the twelve (12) consecutive month period commencing on the date of the hardship withdrawal.

                           The Participant's Before-Tax Deposits for the
                  Participant's taxable year immediately following that in which the hardship withdrawal occurs are reduced by the amount of Before-Tax Deposits made on behalf of the Participant during the taxable year in which the hardship withdrawal occurs. A Participant may make only one hardship withdrawal in any twelve (12) month period.

                  Amounts Available for Hardship Withdrawal. A Participant may withdraw on account of hardship an amount equal to his vested Account balance (excluding income credited after December 31,1988 on Before-Tax Deposits and any amounts attributable to QMACs and QNECs, and excluding his Matching Deposit Account and Supplementary Contribution Account).

                  Withdrawals After Age 59 1/2.
                  -----------------------------

A Participant who has attained age 59 1/2 may request in writing or in an electronic medium acceptable to the Administrative Committee to withdraw in a single sum all or any part of the value of his vested Account after giving at least five (5) business days notice to the Administrative Committee. The value of such vested Account will be determined as of the Valuation Date on which authorized distribution directions are received by the Trustee, provided that distribution instructions received after 4:00 p.m. E.T. (or such other time as may be determined by the Administrative Committee in its sole discretion) shall be deemed to have been received on the following Valuation Date. In no event may a Participant have more than one such withdrawal in any six month period.

              Withdrawals from Supplementary Contribution Account.
              ----------------------------------------------------

A Participant may request in writing or in such electronic medium acceptable to the Administrative Committee to withdraw an amount from his Supplementary Contribution Account (excluding earnings) after giving at least five (5) business days notice to the Administrative Committee. Only one withdrawal shall be permitted in any six-month period and any such withdrawal shall be for a minimum of $500, or, if less, the entire value of such Account.

                  Spousal Consent. Notwithstanding anything in this Section to the contrary, no amounts may be withdrawn pursuant to this Article VII without the written consent of the Participant's Spouse on forms provided by or in such electronic medium acceptable to the Administrative Committee and permitted by law. Such consent must be obtained prior to the time of the withdrawals and shall be binding on any subsequent Spouse.

                  Loans to Participants.
                  ----------------------

An Active Participant who has participated in the Plan for at least one year or any "party in interest" within the meaning of ERISA who is: (i) an Inactive Participant; (ii) a Beneficiary; or (iii) to the extent provided in a qualified domestic relations order, an alternate payee, may apply for a loan from the Plan. Such application must be filed with the Administrative Committee which shall determine whether the loan application will be granted. A Participant may have two outstanding loans (prior to September 1, 1998, one loan) at a time. Loans that are granted shall be subject to the following conditions:

                  A Participant's loan, when added to the balance of any other outstanding loans the Participant may have, shall not exceed the lesser of:

                           $50,000 reduced by the excess of (1) the highest
                  outstanding loan balance of the Participant's loans outstanding during the immediately prior 12-month period (ending the day before the new loan is granted) over (2) the total of all outstanding loans the day the new loan is granted, or

                           50% of the Participant's vested Account balance. For
                  purposes of this Section, the Participant's vested Account balance shall be determined as of the Valuation Date immediately preceding the date of the loan. However, under no circumstances may the loan amount exceed the Participant's vested Account balance as of the date of the loan.

                  No loan shall be for an amount which is less than $1,000.

                  Each loan shall be secured by the Participant's vested Account balance or by such other security as the Administrative Committee may deem to be adequate. The Participant's Spouse must consent in writing to the use of the Participant's vested Account balance as security for such loan. Such consent must be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent, which shall be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

                  All loans shall become due and payable upon the earlier of separation from service or the expiration of five (5) years from the date of the loan, except that the five (5) year repayment period may be extended to fifteen
(15) years at the request of the Participant for any loan used for the purpose of purchasing a Participant's principal residence.

                  Each loan shall be made from the Investment Fund(s) on a pro-rata basis. Each loan shall be treated as a separate investment of the Participant.

                  Repayment of loans shall be by payroll deduction, or other approved method, on a level amortization basis with payments not less than quarterly; provided, however, that a Participant may prepay the outstanding principal balance of his loan at any time. Participant payments shall be credited to the Participant's sub-account or the various Investment Funds in the same proportions as the Contributions are made to such Investment Funds on behalf of the Participant at the time such loan repayments are made. A Participant who transfers employment to an Employer which is not a Participating Employer may continue to repay his loan by payroll deduction.

                  In the event of default, foreclosure on the note and attachment of security shall not take place until a distributable event under the Plan occurs. No distribution shall be made to any Participant or to a Beneficiary of any Participant until all outstanding loans to such Participant, including interest (if any) accrued thereon, have been liquidated.

                  The Administrative Committee shall set loan interest rates at the prime rate issued by Chase Manhattan Bank, as reported in the Wall Street Journal for the first business day of the month in which the loan was taken, plus 1% in accordance with regulations issued by the Department of Labor.

                  The Administrative Committee and the Trustee may establish such other procedures or rules as may be reasonable, necessary or desirable to administer this loan program in accordance with all applicable laws.

                               Plan Administration
                               -------------------

                  Plan Administrator.
                  -------------------

The Company shall be the Plan Administrator who shall be the named fiduciary having authority to control and manage the operation and administration of the Plan.

                  Administrative Committee.
                  -------------------------

The Board shall appoint an employee benefit plans administrative committee to carry out certain of the Plan Administrator's responsibilities (the "Administrative Committee"). The Administrative Committee shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the terms of the Plan. The determination of the Administrative Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Administrative Committee with respect to the classification of Employees, Eligible Employees, Participants, joint or contingent annuitants, Beneficiaries, Contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Administrative Committee shall, in addition to the powers, rights and duties specifically given to the Plan Administrator elsewhere in the Plan and the Trust Agreement or by direct written delegation from the Company, have the following powers and duties:

                  to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan,

                  to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan,

                  to interpret all Plan provisions and to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Eligible Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, to adopt such rules, procedures and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement, to enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and the rules and regulations as it may adopt,

                  to direct the Trustee with respect to payments or distributions from the Trust Fund in accordance with the provisions of the Plan,

                  to allocate any such powers and duties to or among individual members of the Administrative Committee, to designate persons other than Administrative Committee members to carry out any duty or power which would otherwise be a responsibility of the Administrative Committee, under the terms of the Plan, to furnish the Participating Employers with such information as may be required by them for tax or other purposes in connection with the Plan, and to employ agents and attorneys, or other persons (who also may be employed by a Participating Employer) and to allocate or delegate to them such powers, rights and duties as it may consider necessary or advisable to properly carry out the administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys or other persons shall be in writing.

                  Appointment, Removal or Resignation of Administrative Committee Members.
------------------

The Board shall appoint the members of the Administrative Committee, which shall consist of not less than three (3) nor more than five (5) persons. A member of the Committee may be removed by the Board at any time by written notice to him and the other members of the Administrative Committee. A member of the Administrative Committee may resign at any time by giving thirty (30) days written notice to the Board and the other members of the Administrative Committee. The Board may fill any vacancy in the membership of the Administrative Committee; provided, however, that if a vacancy reduces the membership of the Committee to less than three (3), such vacancy shall be filled as soon as practicable. The Board shall give prompt written notice thereof to the members of the Administrative Committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Administrative Committee.

                  Conduct of Administrative Committee Business.
                  ---------------------------------------------

The Administrative Committee shall select a Chairman and may select a Secretary (who may, but need not be, a member of the Administrative Committee). A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of the business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting, or without a meeting by a resolution or written memorandum agreed to by a majority of members then in office. If there is an even division of opinion among the Administrative Committee members as to a matter, a disinterested party selected by the Administrative Committee shall decide the matter and his decision shall control. Except as otherwise provided by law, no member of the Administrative Committee shall be liable or responsible for an act or omission of the other Administrative Committee members in which the former has not concurred. The certificate of the Secretary of the Administrative Committee or of a majority of the Administrative Committee members that the Administrative Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

                  Interested Committee Member.
                  ----------------------------

A member of the Administrative Committee who is also a Participant in the Plan may not decide or determine any issue concerning the amount of his benefit or its distribution to him unless such decision or determination could be made by him under the Plan if he were not serving on the Administrative Committee.

                  Information Required by Administrative Committee.
                  -------------------------------------------------

The Administrative Committee may, from time to time, require each Participant who is entitled to benefits to file with it such person's post office address and each change of post office address. Any communication, statement or notice addressed to any such person at the last post office address filed with the Administrative Committee will be binding upon such person for all purposes of the Plan. Each person entitled to benefits under the Plan also shall furnish the Administrative Committee with such documents, evidence, data or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan. Each Participating Employer shall furnish the Administrative Committee with such data and information as the Administrative Committee may deem necessary or desirable in order to administer the Plan. The records of any Participating Employer with respect to periods of employment, termination of employment and the reason therefor, leave of absence, re-employment and earnings will be conclusive on all persons unless determined to the satisfaction of the Administrative Committee to be incorrect.

                  Evidence.
                  ---------

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                  Nondiscrimination.
                  ------------------

The Administrative Committee shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon it which would be discriminatory in favor of Participants or Eligible Employees who are officers, shareholders or Highly Compensated Employees, or which would result in benefiting one Participant, or group of Participants, at the expense of another or in discrimination between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

                  Claims Procedure.
                  ----------------

The claims procedure under the Plan shall be as follows:

                  Claim. A Participant or Beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Administrative Committee setting forth his claim. The request must be addressed to the Administrative Committee.

                  Claim Decision. The Administrative Committee shall respond within ninety (90) days of receipt of the claim. However, the Administrative Committee may extend the reply period, upon written notification to the Claimant, for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part the Administrative Committee shall adopt a written opinion using non-technical language calculated to be understood by the Participant setting forth:

                    the specific reason or reasons for denial;

                    the specific references to pertinent Plan provisions on
               which the denial is based;

                    a description of any additional material or information
               necessary for the Claimant to perfect the claim and an explanation of why such material or such information is necessary;

                    appropriate information as to the steps to be taken if the
               Claimant wishes to submit the claim for review; and

                    the time limits for requesting a review.

                  Request for Review.
                  -------------------

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrative Committee review its determination. Such request shall be addressed to the Administrative Committee. The Claimant or his duly authorized representative may review the pertinent documents and submit issues and comments in writing for consideration by the Administrative Committee. If the Claimant does not request a review of the Administrative Committee's determination within such sixty (60) day period, he shall be barred and stopped from challenging the Administrative Committee's determination.

                  Review and Decision.
                  --------------------

The Administrative Committee shall review its determination within sixty (60) days after receipt of a Claimant's request for review, provided, however, that for reasonable cause such period may be extended to no more than one hundred twenty (120) days. After considering all materials presented by the Claimant, the Administrative Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based.

                  Freedom from Liability.
                  -----------------------

To the extent permitted by law, the members of the Administrative Committee, and each of them, shall be free from all liability, joint and several, for their acts and conduct, and for the acts and conduct of their duly constituted agents, in the administration of the Plan. The Participating Employers shall indemnify and save and hold each of the members of the Administrative Committee harmless from the effects and consequences of their acts and conduct in their official capacity, except to the extent that such effects and consequences flow from their own willful misconduct.

                  Trustee Instructions.
                  ---------------------

Such instructions and directions as the Administrative Committee shall give to the Trustee from time to time or as may be requested by the Trustee shall be in writing, and the Trustee shall be fully protected in acting upon such written directions and instructions.

                  Responsibility for Compliance and Reporting.
                  --------------------------------------------

The Administrative Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with the reporting and disclosure requirements of ERISA.



                            Amendment and Termination
                            -------------------------

                  Amendment.
                  ----------

Except as provided herein, the Board reserves the right to amend or terminate this Plan at any time and in any manner. The Board may delegate this authority to any officer(s) of the Company. Any action by the Board shall be evidenced by a valid resolution. Any action by any officer(s) shall be evidenced by a valid officer's certificate. The resolutions and officer's certificates shall be attached to this Plan and considered a part hereof. Any modification or amendment shall satisfy the following rules:

                  The duties and liabilities of the Trustee under the Plan shall not be changed substantively without its consent;

                  No amendment shall reduce the amount of a Participant's Account balance or eliminate an optional form of distribution except to the extent permitted under Section 412(c)(8) of the Code or other applicable Treasury Regulations;

                  No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall be made unless each Participant and each other person entitled to benefits under the Plan shall be entitled to a benefit immediately after such merger, consolidation or transfer (if the plan into which such persons were merged then terminated) which is equal to or greater than the benefit such persons would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan from which such persons were merged had then terminated);

                  Under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income thereon, or result in the distribution of the Trust Fund for the benefit of anyone other than Participants and any other persons entitled to benefits under the Plan; and

                  No modification or amendment of the Plan shall be made retroactively unless deemed by the Company to be necessary or appropriate to conform the Plan to or to satisfy the conditions of any law, governmental regulation or ruling or to permit the Plan and the Trust to meet the requirements of Sections 401, 404 and 501 of the Code, or the corresponding provisions of any subsequent law, and ERISA, as amended from time to time.

                  Termination.
                  ------------

Although it is the intention of the Company that this Plan shall be continued and that Contributions to it will be made regularly, this Plan is entirely voluntary on the part of the Company and the Participating Employers, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of any of them. The Company and the Participating Employers specifically reserve the right, in their sole and uncontrolled discretion and by their official and authorized act, to modify, to suspend (in whole or in part) or to discontinue at any time its Contributions to this Plan. The Plan will terminate as to all Participating Employers on any date specified by the Board, provided written notice of the termination is given to the Administrative Committee, the Trustee and the other Participating Employers in advance of such termination. The Plan will terminate as to a Participating Employer on the first to occur of the following:

                  the date it is terminated by that Participating Employer through action taken by its Board of Directors;

                  the date the Participating Employer is judicially declared bankrupt or insolvent; and

                  the dissolution, merger, consolidation or reorganization of that Participating Employer, the sale of a majority of the voting shares of that Participating Employer by the Company, or the sale by that Participating Employer of all or substantially all of its assets, except that:

                           in any such event arrangements may be made with the
                  consent of the Board whereby the Plan will be continued by any successor to that Participating Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Participating Employer under the Plan and the Trust Agreement; and

                           If a Participating Employer is merged, dissolved or
                  in any way reorganized into, or consolidated with, any other Participating Employer, the Plan as applied to the former Participating Employer will automatically continue in effect without a termination thereof.

                  Nonforfeitability on Termination, Partial Termination or Discontinuance of Contributions.
---------------------------------

If there is a termination or partial termination of the Plan with respect to any Participating Employer or a complete discontinuance of Contributions to the Plan by such Participating Employer, the rights of all affected Participants to Accounts as of the date of such event shall be nonforfeitable. The Administrative Committee shall have sole discretion in determining whether and the extent to which a partial termination occurs and shall consider all relevant facts and circumstances.

                  Allocation and Distribution of Assets on Plan Termination.
                  ----------------------------------------------------------

On termination of the Plan with respect to any Participating Employer, the Administrative Committee will direct the allocation and distribution of Plan assets allocable to Participants employed by that Participating Employer and other persons entitled to benefits under the Plan. Such allocation and distribution will be made only after payment of or provision for all expenses and charges of administration applicable to the Plan, and after appropriate adjustment of the Accounts of Participants as of the date of termination in the manner described in Section 4.1. Each affected Participant will receive a distribution equal to the value of his respective Account as of the Valuation Date preceding the distribution.



                               General Provisions
                               ------------------

                  Fiduciaries.
                  ------------

The Plan Administrator shall be the named fiduciary under this Plan and shall exercise its duties hereunder in accordance with the requirements of ERISA. No "fiduciary" under the Plan or the Trust Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by the Plan or the Trust Agreement except to the extent that such fiduciary is in violation of his duty under Sections 405(a) or 405(c)(2) of ERISA. The Plan Administrator shall have exclusive responsibility for the specific matters delegated to it by the Company. The Trustee shall have responsibility or management and control of the assets of the Plan as provided in the Trust Agreement.

                  Non-Alienation.
                  --------------

                  Protected Benefits. None of the benefits under the Plan are subject to the claims of creditors of the Company, the Participants or their Beneficiaries, and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, sell, alienate, transfer, pledge, assign, encumber or charge any benefit specifically provided for herein, or if a court of competent jurisdiction enters an order purporting to subject such interest to the claim of any creditor, then the Administrative Committee shall hold or apply such benefit to or for the benefit of such Participant or Beneficiary in such manner as it may deem proper.

                  Qualified Domestic Relations Order. The foregoing Section 10.2(a) shall also apply to the creation, assignment or recognition of a right under a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code (and those other domestic relations orders permitted to be so treated by the Administrative Committee under the provisions of the Retirement Equity Act of
1984). The Administrative Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

                  Facility of Payment.
                  --------------------

In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Beneficiary who in the opinion of the Administrative Committee is incapable of properly using, expending, investing or otherwise disposing of such distribution, the Administrative Committee in its discretion may, but need not, make such distribution to a legal or natural guardian or other relative of such minor or to a court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides. Any such distribution for the use and benefit of such person shall be a complete discharge to the Trustee without any responsibility on its part or on the part of the Administrative Committee to see to the application thereof.

                  No Contract.
                  ------------

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

                  Waiver of Notice.
                  ----------------

Any notice required under the Plan may be waived by the person entitled to notice.

                  Controlling Law.
                  ----------------

The Plan and Trust Agreement and all matters relating thereto shall be governed, construed and administered in accordance with the applicable laws of the United States and the State of New York except that if any trust agreement or any contract of insurance entered into under the Plan shall provide that it shall be governed, construed or administered in accordance with the laws of any other state, such agreement or contract shall (to the extent permitted by applicable law) be so governed, construed or administered.

                  Absence of Guarantee.
                  ---------------------

Neither the Administrative Committee nor any Participating Employer in any way guarantees the Trust Fund from loss or depreciation. Except as required by applicable law, the Participating Employers do not guarantee any payment to any person. The liability of the Trustee or the Administrative Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

                  Missing Persons.
                  ----------------

If the Administrative Committee or Trustee is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to do so (including mailing the payment to the last known address of such Participant or such other person as shown on the records of the Participating Employer), such payment and any subsequent payments otherwise due may be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively not later than sixty (60) days after the date on which the Participant or such other person entitled to payment is identified or located.

                  Non-Diversion.
                  --------------

There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

                  Return of Contributions.
                  ------------------------

All Contributions are made conditioned upon their deductibility for federal income tax purposes under Section 404 of the Code and upon continuing qualification of the Plan under Section 401 of the Code. Amounts contributed by a Participating Employer shall be returned to the Participating Employer under the following conditions:

                  If a Contribution was made by a Participating Employer by a mistake of fact, the excess of the amount of such Contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Participating Employer within one year after the payment of the Contribution; and

                  If a Participating Employer makes a Contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Participating Employer within one year after the disallowance of the deduction.

Earnings attributable to the Contribution shall not be returned to the Participating Employer, but losses attributable to such excess Contribution must reduce the amount to be so returned.



                              Top Heavy Provisions
                              --------------------

The following provisions shall become effective in any year in which the Plan is determined to be a Top Heavy Plan.

                  Determination of Top Heavy.
                  --------------------------

The Plan is top heavy for a Plan Year if, as of the last day of the preceding Plan Year:

                  Section 416(g)(1)(A)(ii) of the Code applies to the Plan; or

                  The Plan and any other plan of an Employer that is qualified under Section 401(a) of the Code, in which a key employee, as defined in Section 416(i)(1) of the Code (referred to herein as a "Key Employee") is a Participant, and any other plan of an Employer which enables any such plan to meet the requirements of Section 401(a)(4) or 410 of the Code, constitute a top heavy group within the meaning of Section 416(g)(2)(B) of the Code.

                  Minimum Contribution.
                  ---------------------

For any Plan Year for which the Plan is top heavy, each Participating Employer shall make such additional contribution as shall be necessary to provide contributions for each Eligible Employee eligible to participate under Section
2.1 who is not a Key Employee equal to 3% of that Participant's Section 415 Compensation.

                  Impact on Maximum Benefits.
                  ---------------------------

In the event that the aggregate of the sum of the Accounts of Participants who are Key Employees under the Plan exceeds sixty percent (60%) but is not more than ninety percent (90%) of the aggregate of the sum of the Accounts of all Participants, Section 11.2 shall be modified by substituting "four percent (4%)" for "three percent (3%)" wherever it appears therein.



                     Adoption of the Plan by Other Entities
                     --------------------------------------

                  Adoption of Plan.
                  -----------------

Any entity which is a member of the Affiliated Group of the Company or any other entity may adopt this Plan as a Participating Employer for all or a portion of its Eligible Employees, provided that the Board approves such participation. The Board may, in its resolution to permit the adoption by a Participating Employer, modify any of the terms of the Plan with respect to Eligible Employees of such Participating Employer; provided, however, that in no event shall the powers and rights of the Company as provided in the Plan be abridged, nor shall the resolution contain any provision which could adversely affect the tax qualified status of the Plan. Each such Participating Employer shall have the obligation to make the Contributions that relate to its Eligible Employees and no other Participating Employer shall have such obligation.

                  Withdrawal from Plan.
                  ---------------------

A Participating Employer may, with the permission of the Board, withdraw at any time from the Plan by complying with the appropriate provisions of the Plan and Trust. The Board may, in its discretion, terminate a Participating Employer's participation in the Plan at any time.

IN WITNESS WHEREOF, this Restatement is hereby executed on the 27th day of April, 2000, to be generally effective as of January 1, 2000, except as otherwise expressly provided and unless an alternative effective date is required to retain the tax qualified status of the Plan.

                                        SEQUA CORPORATION




                                        By: /s/ Jesse Battino
                                        ---------------------------------
                                        Jesse Battino
                                        Vice President Human Resources

ATTEST:

                                Sequa 401(k) Plan

                                   Appendix A

                            List of Investment Funds

(1)               Vanguard Federal Money Market Fund

(2)               Vanguard Retirement Savings Trust

(3)               Vanguard LifeStrategy Moderate Growth Fund

(4)               Vanguard 500 Index Fund

(5)               Vanguard Total Stock Market Index Fund

(6)               Vanguard Total International Stock Index Fund

(7)               Vanguard Small-Cap Index Fund

(8)               Sequa Common Stock Fund

                                Sequa 401(k) Plan

                                   Appendix B


B-1 Merger, Purpose, Use of Term. The assets and liabilities of the CIP 401(k) Retirement Plan (the "CIP Plan") were merged into and became a part of the Plan effective as of November 1, 1997. The purpose of this Appendix B is to set forth the terms and conditions which apply to individuals who were participants in the CIP Plan prior to November 1, 1997. Except where expressly defined below or where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Appendix B. Effective as of November 1, 1997, Can Industry Products, Inc. ("CIP") became a Participating Employer in the Plan. As used in this Appendix B, the term "Eligible Employee" means an Eligible Employee of CIP.

B-2 Eligibility. Notwithstanding Section 2.1, each Eligible Employee of CIP who was a participant in the CIP Plan as of October 31, 1997, shall become eligible to participate under the Plan effective as of November 1, 1997. Each other Eligible Employee of CIP shall become eligible to participate under the Plan in accordance with Section 2.1 of the Plan.

B-3 Vesting Service. Notwithstanding Section 5.2, the Years of Service for vesting purposes of each Eligible Employee of CIP who becomes a Participant under the Plan as of November 1, 1997 in accordance with paragraph B-2 above, shall be equal to his years of service for vesting purposes as of the end of the Eligible Employee's employment year that includes November 1, 1997, determined under the CIP Plan plus his Years of Service after such year under the terms of this Plan, provided, however, that if an Eligible Employee did not complete a year of service under the terms of the CIP Plan for the Eligible Employee's employment year that includes November 1, 1997, such Eligible Employee shall be credited with a Year of Service for such year in accordance with the terms of this Plan.

                                Sequa 401(k) Plan

                                   Appendix C


C-1 Purpose, Use of Term. The purpose of this Appendix C is to set forth the terms and conditions under which certain salaried individuals who are employed by Thermo Wisconsin, Inc. ("Thermo") as of February 6, 1999 may participate in the Plan. Except where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Appendix. Effective as of April 1, 1999, Thermo shall be a Participating Employer in the Plan. As used in this Appendix C, the term "Eligible Employee" means an Eligible Employee of Thermo.

C-2 Eligibility. Notwithstanding Section 2.1, Eligible Employees of Thermo who were actively employed as of February 6, 1999, shall become eligible to participate under the Plan effective as of April 1, 1999. Eligible Employees of Thermo who commenced employment on or after February 6, 1999, shall become eligible to participate under the Plan in accordance with Section 2.1 of the Plan.

C-3 Vesting Service. Notwithstanding Section 5.2, the employment of Eligible Employees of Thermo who were actively employed as of February 6, 1999, including employment prior to the closing date of the sale of Thermo to the Company, shall be recognized for vesting purposes hereunder.

                                Sequa 401(k) Plan

                                   Appendix D

D-1 Purpose, Use of Term. The purpose of this Appendix D is to set forth the terms and conditions under which certain individuals who become employed by Chromalloy Component Services, Inc. ("CCS") may participate hereunder. Except where expressly defined below or where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Appendix D. Effective as of June 1, 1999, CCS shall be a Participating Employer in the Plan. As used in this Appendix D, the term "Eligible Employee" means an Eligible Employee of CCS.

D-2 Eligibility. Notwithstanding Section 2.1, Eligible Employees of CCS who were previously employed by the United States Government at Kelly Air Force Base and who commence employment with CCS on or before July 31, 1999, shall become eligible to participate under the Plan effective as of such Employment Commencement Date. Each Eligible Employee of CCS who commences employment with CCS after July 31, 1999 shall become eligible to participate under the Plan in accordance with Section 2.1 of the Plan.

D-3 Profit Sharing Contribution. In accordance with Section 3.1(c) of the Plan, there shall be a Profit Sharing Contribution for certain Participants who are hourly Eligible Employees of CCS as provided below. For each Contribution Period, CCS shall contribute a Profit Sharing Contribution for each hourly Eligible Employee of CCS in an amount equal to 2% of each such hourly Eligible Employee's Plan Compensation paid in respect of such Contribution Period. Any such Profit Sharing Contribution shall be allocated to a Profit Sharing Account established with respect to each such hourly Eligible Employee pursuant to Section 4.1.

D-4 Article V - "Vesting and Forfeitures" shall be deleted and replaced with the following provisions:

                                    Article V

                             Vesting and Forfeitures
                             -----------------------

5.1 Nonforfeitable Accounts. (a) Hourly Employees. A Participant who is an hourly Eligible Employee of CCS shall be vested in and have a nonforfeitable right to the value of his entire Account at all times.

     (b) Salaried Employees. A Participant who is a salaried Eligible Employee shall be vested in and have a nonforfeitable right to the value of his Before-Tax Deposit Account and Rollover Deposit Account at all times.

                  5.2 Matching Deposit Accounts - Salaried Employees. The Matching Deposit Account of a Participant who is a salaried Eligible Employee of CCS shall be divided into a portion to which the Participant has a vested and nonforfeitable right and the portion to which he has not acquired a vested and nonforfeitable right. The portion of the Matching Deposit Account to which a Participant who is a salaried Eligible Employee has a vested and nonforfeitable right shall be determined by multiplying the entire value of his Matching Deposit Account by a Vesting Percentage. The Vesting Percentage shall be determined in accordance with the following schedule:

       Completed Years of             Vesting Percentage Applicable to
             Service                      Matching Deposit Account
       ---------------------       ---------------------------------------
                0                  0%
                1                  20%
                2                  40%
                3                  60%
                4                  80%
            5 or more              100%

In addition, a salaried Eligible Employee who is a Participant shall be fully vested in his Matching Deposit Account upon his death, Disability, attainment of Normal Retirement Age, or upon termination of the Plan or occurrence of such other event described in Section 9.3, if such event occurs prior to the time such a Participant has incurred a forfeiture.

A salaried Eligible Employee who transfers his class of employment to become an hourly Eligible Employee shall thereupon become fully vested in his entire Participant Account. An hourly Eligible Employee who transfers his class of employment to become a salaried Eligible Employee shall remain fully vested in his entire Participant Account.

If a Participant who is a salaried Eligible Employee separates from service prior to acquiring a nonforfeitable right to the entire value of his Matching Deposit Account, the nonvested portion of such Account shall be forfeited upon the earlier to occur of (a) or (b) below where:

     (a) is the date on which the Participant receives full payment of his vested Account, and

     (b) is the date on which the Participant incurs five (5) consecutive one-year Periods of Severance.

5.3 Restoration of Forfeitures. If a Participant who is a salaried Eligible Employee whose Matching Deposit Account has been forfeited under Section
     5.2 is reemployed prior to incurring five (5) consecutive one-year Periods of Severance, the dollar amount forfeited shall be restored to the Participant's Matching Deposit Account if he repays the full amount of any distribution received upon separation from service before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by a Participating Employer or the close of the first period of five (5) consecutive one-year Periods of Severance commencing on the date of the distribution. The funds for such restoration shall be taken from any available forfeited amounts at the time the Participant repays the distribution or if such forfeited amounts are insufficient to provide the restoration, shall be provided by CCS.

5.4 Vesting in Prior Contributions. If a Participant returns to employment after incurring five (5) consecutive one-year Periods of Severance, his Years of Service subsequent to such five (5) year period shall not be taken into account for purposes of determining the Vesting Percentage applicable to Matching Deposits which accrue before such five (5) year period.

5.5 Partial Distributions or Withdrawals. A Participant who is a salaried Eligible Employee whose Vesting Percentage is less than one hundred percent (100%) and who:

     (a) has received an in-service withdrawal of any portion of his Matching Deposit Account pursuant to Article VII, or

     (b)  has received a distribution of his Matching Deposit Account under
          Article VI and has not repaid the amount of such distribution as provided under Section 5.3, shall have the vested portion of his Matching Deposit Account computed by the formula P (A + D) - D, where P equals the Vesting Percentage at the relevant time, A equals the Matching Deposit Account balance at the relevant time, and D equals the amount of the previous withdrawal or unrepaid distribution.

D-5 Definitions. For purposes of this Appendix D, the following definitions shall replace the corresponding definitions set forth in the Plan:

         1.12(a) Plan Compensation. Hourly Employees. For purposes of determining Contributions to the Plan for hourly Eligible Employees of CCS, Plan Compensation means such Employee's base wages, exclusive of overtime, commissions, bonuses and other compensation for services reported on a Federal Form W-2 received by such an Employee during a Plan Year, and further excluding reimbursement or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation, or welfare benefits. Plan Compensation shall also include amounts contributed by CCS pursuant to a salary reduction agreement which are not includible in the gross income of an Employee under Section 125 or Section 402(e)(3) of the Code.

                           Salaried Employees. For purposes of determining
                  Contributions to the Plan for salaried Eligible Employees of CCS, Plan Compensation means such an Employee's base wages, inclusive of overtime, commissions, bonuses and other compensation for services reported on a Federal Form W-2 received by such an Employee during a Plan Year, and excluding reimbursement or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation, or welfare benefits. Plan Compensation shall also include amounts contributed by CCS pursuant to a salary reduction agreement which are not includible in the gross income of an Employee under Section 125 or Section 402(e)(3) of the Code.

                                Sequa 401(k) Plan

                                   Appendix E

E-1 Purpose. The purpose of this Appendix E is to set forth the vesting schedule and the distribution provisions applicable to the account balances of participants, or of the beneficiaries of deceased participants, in the Chromalloy Porous Materials Technology Division of Chromalloy American Corporation Money Purchase Pension Plan (the "Chromalloy Plan") which were transferred to the Plan on or about December 31, 1990. Except as expressly provided in this Appendix E, the provisions of the Plan, including those of
     Article VI of the Plan, shall apply to the such accounts.

E-2 Maintenance of Separate Chromalloy Accounts. The Administrative Committee shall cause to be maintained for each Participant or beneficiary to which this Appendix E applies a separate sub-account (a "Chromalloy Account") to which is credited the Participant's account balance transferred from the Chromalloy Plan to the Plan, together with any earnings or additions thereto, and to which is charged, as the case may be, any withdrawals, losses and loans.

E-3 Vesting. Except as provided in the following sentence, a Participant shall become fully vested in his Chromalloy Account in accordance with the vesting schedule set forth in Section 5.2. Notwithstanding the foregoing, a Participant shall always be fully vested in the portion of his Chromalloy Account attributable to his Voluntary Contribution Account, as that term was defined in the Chromalloy Plan.

E-4 Time of Distribution. The distribution of a Participant's Chromalloy Account shall be made only in the event of the Participant's retirement, death, Disability, termination of employment or termination of the Plan. Payment of such benefits shall be made as soon as practicable following such event.

E-5 Form of Payment of Chromalloy Accounts. Upon retirement, Disability or termination of employment, the Chromalloy Account of a Participant shall be distributed as follows:

     (a) The Chromalloy Account of a Participant who is married on his Annuity Starting Date shall be payable in the form of a Qualified Joint and Survivor Annuity, unless the Participant waives such form of payment with the consent of his Spouse in accordance with the provisions of
          Section 6.5. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the Spouse expressly permits designations by the Participant without the requirement of further consent by the Spouse).

     (b) The Chromalloy Account of a Participant who is not married on his Annuity Starting Date shall be payable in the form of a life annuity, unless the Participant waives such form of payment in accordance with the provisions of Section 6.5 (without the requirement of Spousal consent).

     (c) The Chromalloy Account of a Participant who has waived the applicable normal form of payment in accordance with paragraph (a) or (b) above shall be payable, at the election of the Participant, in the form of a life annuity or in one single sum in cash.

E-6 Payment of Death Benefits. Where a Participant dies before his Annuity Starting Date, distribution of his Chromalloy Account shall be made in the manner specified in this Appendix E-6.

     (a) Each Participant may designate one or more Beneficiaries to receive any death benefits from his Chromalloy Account. For a Participant who is married, the Beneficiary shall be the Participant's Spouse, unless the Participant has elected a Beneficiary other than the Spouse and the Spouse has consented to such election in the manner provided for Qualified Elections in Section 6.2(d)(1).

     (b) If the Spouse is the Beneficiary, the death benefit will be in the form of an annuity for the life of the Spouse in an amount equal to the annuity which can be purchased with not less than half of the Participant's Chromalloy Account, unless the Spouse elects to receive the amount in a single sum in cash.

     (c) Subject to paragraph (b) above, the Participant, or, if the Participant's Spouse is the Beneficiary, the Spouse, shall have the right to elect payment of death benefits from the Participant's Chromalloy Account in the form of either a life annuity for a period not extending beyond the Beneficiary's life or life expectancy or in a single sum in cash.

     (d) Subject to paragraph (b) above, if the Participant has not specified a payment mode, the Trustee shall pay death benefits in one single sum in cash to the Participant's Beneficiary.

E-7 In-Service Withdrawals from Voluntary Contribution Accounts. With the approval of the Administrative Committee, a Participant may withdraw all or part of that portion of his Chromalloy Account that is attributable to his Voluntary Contribution Account, as that term was defined in the Chromalloy Plan, after giving at least 30 days' notice of his intention to the Administrative Committee. If the Participant is married, the Participant's Spouse must join in making such request, unless the Administrative Committee determines that, under the terms of the Chromalloy Plan and applicable law, such consent would not be required. Such spousal consent must be obtained prior to the time of the withdrawal and shall be binding on any subsequent Spouse. Only one withdrawal shall be permitted in any six-month period. Requests for withdrawals and spousal consents under this Appendix E-7 must be made in writing or in such electronic medium acceptable to the Administrative Committee and permitted by law.

                                Sequa 401(k) Plan

                                   Appendix F

F-1 Purpose. The purpose of this Appendix F is to set forth the vesting schedule and distribution provisions applicable to the account balances of participants, or of the beneficiaries of deceased participants, in the Sturm Machine Company, Inc. Profit Sharing Plan (the "Sturm Plan") which were transferred to the Plan on or about February 27, 1990. Except as expressly provided in this Appendix F, the provisions of the Plan, including those of Article VI of the Plan, shall apply to such accounts.

F-2 Maintenance of Separate Sturm Accounts. The Administrative Committee shall cause to be maintained for each Participant or beneficiary to which this Appendix F applies a separate sub-account (a "Sturm Account") to which is credited the Participant's account balance transferred from the Sturm Plan to the Plan, together with any earnings or additions thereto, and to which is charged, as the case may be, any withdrawals, losses and loans.

F-3 Vesting. A Participant shall become fully vested in his Sturm Account in accordance with the vesting schedule set forth in Section 5.2.

F-4 Time of Distribution. The distribution of a Participant's Sturm Account shall be made only in the event of the Participant's retirement, death, Disability, termination of employment or termination of the Plan. Payment of such benefits shall be made as soon as practicable following such event.

F-5 Form of Payment of Sturm Accounts. Upon retirement, Disability, termination of employment or termination of the Plan, the Sturm Account of a Participant may, subject to Appendix F-6 below, be distributed at the election of the Participant in one or a combination of the following forms:

     (a) Payment of the balance of the Sturm Account in a single sum, in cash. This shall be the normal form of payment.

     (b) Payment of the balance of the Sturm Account in a series of substantially equal annual installments for a specified number of years not to exceed fifteen (15) years and subject to the provisions of Section 6.7; provided, however, that the Administrative Committee may cause the balance at any time remaining in the Participant's Sturm Account to be distributed in a single sum, in cash, to the person(s) currently entitled to receive installment distribution, subject to the provisions of Section 6.3.

     (c) Payment of the balance of the Sturm Account in a 50% joint and survivor annuity form.

F-6  Sturm Qualified Joint and Survivor Annuity.

     (a) The benefits payable to a married Participant who selects the 50% joint and survivor annuity form of payment set out in paragraph (c) of Appendix F-5 above, or who has selected the Sturm Qualified Preretirement Survivor Annuity form of payment of death benefits specified in paragraph (c) of Appendix F-7, shall, subject to paragraph (b) below, be paid in the form of a Sturm Qualified Joint and Survivor Annuity. A Sturm Qualified Joint and Survivor Annuity shall be a 50% joint and survivor annuity in favor of the Participant's Spouse.

     (b) Once a Sturm Qualified Joint and Survivor Annuity is applicable for any reason, the Participant may waive the Sturm Qualified Joint and Survivor Annuity in accordance with the written explanation, waiver, Spousal consent and election procedures set forth in Section 6.5 and elect another form of benefit payment as provided in Appendix F-5.

F-7 Payment of Death Benefits. Where a Participant dies before his Annuity Starting Date, distribution of his Sturm Account shall be made at the election of the Participant in one or a combination of the following forms:

     (a)  Payment of the balance of the Sturm Account in a single sum, in cash.

     (b) Payment of the balance of the Sturm Account in a series of substantially equal annual installments for a specified number of years not to exceed fifteen (15) years and subject to the provisions of Section 6.7; provided, however, that the Administrative Committee may cause the balance at any time remaining in the Participant's Sturm Account to be distributed in a single sum, in cash, to the person(s) currently entitled to receive installment distribution, subject to the provisions of Section 6.3.

     (c) Payment of the balance of the Sturm Account in a Sturm Qualified Preretirement Survivor Annuity form. A Sturm Qualified Preretirement Survivor Annuity shall be an annuity for the life of the Participant's surviving Spouse, the actuarial equivalent of which shall not be less than 50% of the Participant's Sturm Account as of the date of death.

                                Sequa 401(k) Plan

                                   Appendix G

G-1 Purpose. The purpose of this Appendix G is to set forth the vesting schedule and distribution provisions applicable to the account balances of participants, or of the beneficiaries of deceased participants, in the Gemoco Division of Chromalloy American Corporation Profit Sharing Plan (the "Gemoco Plan") which were transferred to the Plan on or about January 10, 1990. Except as expressly provided in this Appendix G, the provisions of the Plan, including those of Article VI of the Plan, shall apply to such accounts.

G-2 Maintenance of Separate Gemoco Accounts. The Administrative Committee shall cause to be maintained for each Participant or beneficiary to which this Appendix G applies a separate sub-account (a "Gemoco Account") to which is credited the Participant's account balance transferred from the Gemoco Plan to the Plan, together with any earnings or additions thereto, and to which is charged, as the case may be, any withdrawals, losses and loans.

G-3 Vesting. A Participant shall become fully vested in his Gemoco Account in accordance with the vesting schedule set forth in Section 5.2.

G-4 Time of Distribution. The distribution of a Participant's Gemoco Account shall be made only in the event of the Participant's retirement, death, Disability, termination of employment or termination of the Plan. Payment of such benefits shall be made as soon as practicable following such event.

G-5 Form of Payment of Gemoco Accounts. Upon retirement, Disability, termination of employment or termination of the Plan, the Gemoco Account of a Participant may be distributed at the election of the Participant in one or a combination of the following forms:

     (a)  Payment of the balance of the Gemoco Account in a single sum, in cash.

     (b) Payment of the balance of the Gemoco Account in a series of substantially equal annual installments for a specified number of years not to exceed fifteen (15) years, subject to the provisions of
          Section 6.7; provided, however, that the Administrative Committee may cause the balance at any time remaining in the Participant's Gemoco Account to be distributed in a single sum, in cash, to the person(s) currently entitled to receive installment distribution, subject to the provisions of Section 6.3.

G-6 Payment of Death Benefits. Where a Participant dies before his Annuity Starting Date, distribution of his Gemoco Account shall be made in a single sum in cash to the Participant's Beneficiary. Unless a Participant elects otherwise in accordance with the Qualified Election Provisions of Section 6.2(d), a Participant's Spouse will be deemed to be the Participant's Beneficiary.